As filed with the Securities and Exchange Commission on February 13, 1998.

                                             Registration No. __-_______
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                           THE FEMALE HEALTH COMPANY
            (Exact Name of Registrant as Specified in Its Charter)

   Wisconsin
(State or Other                                     39-1144397
Jurisdiction of                                 (I.R.S. Employer
Incorporation or                              Identification No.)
Organization)


                           919 North Michigan Avenue
                                  Suite 2208
                            Chicago, Illinois 60611
                                (312) 280-2281
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                    O.B. Parrish, Chairman of the Board and
                            Chief Executive Officer
                           919 North Michigan Avenue
                                  Suite 2208
                            Chicago, Illinois 60611
                                (312) 280-2281
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                  Copies to:

                        Reinhart, Boerner, Van Deuren,
                           Norris & Rieselbach, s.c.
                      1000 North Water Street, Suite 2100
                              Milwaukee, WI 53202
                         Attn:  James M. Bedore, Esq.



Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   x
                                                       ---
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
                                   Proposed       Proposed
                                   Maximum        Maximum
                                   Aggregate      Aggregate Amount of
Title of Shares     Amount to be   Price          Offering  Registration
to be Registered    Registered     Per Share*     Price*    Fee
_____________________________________________________________________________
Common Stock,
  $.01 Par Value    1,239,247 shs.    $3.0625   $3,795,194      $1,120
_____________________________________________________________________________

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act. Represents the average of the high and low sales prices for the Company's Common Stock on the American Stock Exchange on February 11, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                PRELIMINARY PROSPECTUS DATED February 13, 1998

                             SUBJECT TO COMPLETION

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale will be unlawful prior to registration or qualification under the securities laws of any such state.

                               1,239,247 Shares

                           THE FEMALE HEALTH COMPANY

                                 COMMON STOCK

     The shares offered hereby (the "Shares") consist of 1,239,247 shares of common stock, $.01 par value per share (the "Common Stock") of The Female Health Company, a Wisconsin corporation ("FHC" or the "Company") which are owned, or will become owned upon the exercise or conversion of convertible securities owned, by the selling shareholders listed herein under "Selling Shareholders" (the "Selling Shareholders"). The Shares may be offered from time to time by the Selling Shareholders. All expenses of the registration incurred in connection herewith are being borne by the Company, but all other selling expenses incurred by the Selling Shareholders, including any brokers' or underwriters' fees or commissions, will be borne by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

     The Selling Shareholders, whether pledgees, donees, transferees or other successors, may sell the Shares from time to time in any of three ways:
(i) through broker-dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the Shares may be affected from time to time in one or more transactions (which may involve crosses or block transactions) (a) on the American Stock Exchange; or (b) in transactions otherwise than on the American Stock Exchange. Any of such transactions may be affected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or commissions from purchasers of the Shares for whom they may act as agent (which discounts, concessions or commissions will not exceed those customary in the types of transactions involved). The Selling Shareholders and any broker-dealers or agents that participate in the distribution of the Shares might be deemed to be underwriters and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

     The Common Stock is currently listed on the American Stock Exchange under the symbol "FHC." On February 6, 1998, the last reported sale price of the



Common Stock on the American Stock Exchange was $3.25 per share.

     The Shares being offered hereby the Selling Shareholders have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers affecting transactions in the Shares shall confirm their registration thereof under the securities law of the state in which such transactions occur, or the existence of an exemption from registration.

     THERE ARE CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BEFORE PURCHASING SHARES IN THIS OFFERING. SEE "RISK FACTORS" ON PAGE 7.
                            ______________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND



 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


               The date of this Prospectus is February 13, 1998.



                             AVAILABLE INFORMATION

     This Prospectus, which constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act, omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described below.

     Statements contained herein and concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by references to the copy of the applicable document filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661, and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, all reports filed by the Company via the Commission's Electronic Data Gathering and Retrieval System can be obtained from the Commission's Internet Website located at http://www.sec.gov. The Company's Common Stock is listed on the American Stock Exchange and reports and other information concerning the Company can also be inspected at such exchange.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portion of documents filed by the Company with the Commission
(File No. 0-18849) are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.

     (b) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed September 28, 1990 under the Exchange Act.

     All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.  Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that



a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral request for copies should be directed to William R. Gargiulo, Jr., Secretary, The Female Health Company, 919 North Michigan Avenue, Suite 2208, Chicago, Illinois 60611, (312-280-2281).

                        CAUTIONARY STATEMENT REGARDING
                          FORWARD LOOKING STATEMENTS

     Certain statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which are not statements of historical fact, are intended to be, and are hereby identified as, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers that forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among others, the items identified in such documents or under the section of this document entitled "Risk Factors."



                                  THE COMPANY

     The Company was incorporated in Wisconsin in 1971. The Company is a global start-up company. Its business consists of the manufacture and sale of the female condom, known in the United States as REALITYR and under various other trade names in foreign countries. The Company was established in its current form as The Female Health Company on February 1, 1996.

     Over the past several years, the Company has expended significant time and resources in the development of the female condom and securing FDA approval to market the female condom in the United States. During this time, the Company also operated its original business of marketing specialty chemical and branded consumer products for the leisure time, household and institutional health care markets under the name Wisconsin Pharmacal. After considering various alternatives, on March 10, 1995, the Board of Directors selected the female condom as the central focus for the Company's strategic direction. This resulted in a strategy to sell WPC Holdings ("Holdings") and change the Company's name to The Female Health Company. After negotiations with the two potential purchasers, the Company executed a purchase agreement in June 1995 agreeing to sell Holdings to WPC Acquisition Corporation, subject to approval of the Company's shareholders (the "Sale"). At a special meeting of the Company's shareholders held on January 18, 1996, the shareholders approved the Sale and on January 29, 1996, the Company effectuated the Sale.

     While the Company was in the process of preparing a proxy statement to request that the Company's shareholders approve the Sale, the Company became aware that the sole stockholder of Chartex Resources Limited (which, together with its wholly owned subsidiary, Chartex International, Plc, is referred to herein collectively as "Chartex"), the manufacturer and owner of certain worldwide rights to, and the Company's sole supplier of, the female condom, was considering various alternatives for Chartex's future. Chartex had been funded primarily by a nonprofit Danish foundation. The foundation, as a nonprofit group, was not in a position to commercialize the female condom once it was fully developed. Because of this and the perceived benefits of an acquisition of Chartex, the Company negotiated with the sole stockholder to acquire Chartex and, on November 20, 1995, the Company executed an acquisition agreement to purchase the outstanding stock of Chartex (the "Chartex Acquisition"). The Company effectuated the Chartex Acquisition on February 1, 1996. These transactions created The Female Health Company as a global start-up business.

     As a result of the Sale and the Chartex Acquisition, the Company's sole business consists of the manufacture, marketing and sale of the female condom. The Company owns certain global intellectual property rights for the female condom, including patents in the United States, the European Union, Japan and various other countries, regulatory approvals in certain countries, including a PMA in the U.S. and CE mark in the European Union, and certain proprietary manufacturing technology. In addition, the Company leases a state of the art manufacturing facility in London, England capable of producing 60 million female condoms per year. The facility has been inspected and approved by the FDA and the European Union.

     The Company believes the female condom has global potential to help prevent sexually transmitted diseases ("STDs") and unintended pregnancy. The World Health Organization ("WHO") estimates that worldwide there are 333 million new cases of STDs each year and the American Journal of Obstetrics and Gynecology (1993) noted that half of all pregnancies in women between the ages of 15 and 44 in the U.S. alone are unintended. Prevention of STDs and



unintended pregnancies can significantly lower health care costs through the avoidance of expensive treatment for STDs and the expenses associated with unintended pregnancies. For example, a recent study by the National Academy of Science indicated that in the U.S. $17 billion is spent annually on STDs. However, for every $43 spent on treatment, only $1 is spent on prevention.

     The female condom is made of polyurethane which is approximately 40% stronger than latex, of which most male condoms are made. It is thin, comfortable and, unlike the male condom, can be put in place prior to sexual arousal. As a result, it is less disruptive to the natural flow of the sex act. To date, there have been no reported allergic reactions to the female condom. It is estimated about 7% of all individuals are allergic to latex.

     The female condom is effective in preventing STDs. The Joint United Nations Global Programme on HIV/AIDS ("UNAIDS") supported a comprehensive study in which one group was provided the male condom as an option, and a second group was provided with the male condom and female condom as options. In the group where the female condom was made available as an option versus the male condom only group, there was a 34% reduction in the incidence of STDs and a 25% reduction in unprotected sex acts. These results were released by UNAIDS in Geneva, Switzerland on July 14, 1997.

     The Company is focusing its efforts on the global public sector, the United States, Japan, the European Union and other key markets. The Company's strategy is to position itself as a manufacturer and capitalize on its proprietary position by selling through global public sector and country-specific private sector partners with established female/consumer marketing organizations with sufficient resources to penetrate the market. Existing global public sector and country-specific partners purchase the female condom ex-factory and are responsible for all marketing expenses.

     UNAIDS and the Company have entered into a multi-year global public sector agreement for FHC to provide the female condom to developing countries at a special reduced price based on worldwide volume.

     In the United States, the Company continues the educational-based thrust of its marketing in the private sector, focusing on advertisement and promotion directed toward young adults and special programs towards city, county and state public health agencies.

     In Japan, the Company has entered into a relationship with a $1 billion division of an $8 billion Japanese health care company. This division will market the female condom in Japan once it receives Japanese regulatory approval. The Company's partner in Japan has invested more than $2 million to date in pre-launch development expenses. These expenses include costs for extensive contraceptive clinical studies by outside investigators throughout Japan. The results of these studies were recently published in the July 1997 issue of "The World of Obstetrics and Gynecology," a leading Japanese medical journal. The clinical investigator stated that "the results from the study show that the female condom is acceptable to Japanese couples, is efficacious and can be used safely. It is judged to be a highly useful medical device."

     The Company received approval by the European Union in January 1997 and is entitled to use the CE mark. This means the female condom may be marketed in any member country without country-specific approval. The Company is currently in discussions with potential European partners.



     In addition to Japan, the Company currently has partners in South Korea, Taiwan, Canada, Brazil and Holland. The Company is also in discussions with potential partners for Russia, the European Union, The People's Republic of China, India and other countries.

     The Company's principal executive offices are located at 919 North Michigan Avenue, Suite 2208, Chicago, Illinois, 60611, and its telephone number is 312-280-2281.



                                 RISK FACTORS

     Prospective investors should carefully consider the risk factors set forth below as well as the other information contained in this Prospectus.

     1. Additional Capital Required; Potential Dilution. Sales of the Company's sole product, the female condom, are currently insufficient to cover fixed manufacturing overhead, advertising, general and administrative costs. Consequently, management recognizes that the Company must secure additional capital to fund operating losses. At this stage in the Company's development, the amount and timing of the Company's future capital requirements cannot be precisely determined. Management's current plans require that the Company raise additional capital during fiscal 1998, either through the sale of debt or equity securities or the sale of Company assets or rights, or by discounting receivables and/or letters of credit or by other means available to the Company. However, factors affecting the Company's capital requirements, including new market launches by the Company's international partners and sales orders from existing customers, are outside the control of management. Some of these factors may increase the amount of capital required or accelerate the date when additional capital will be required or both. No assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance that such amount, if raised, will be sufficient to operate the Company until sales of the female condom generate sufficient revenues to fund operations. In addition, any such funds raised may be costly to the Company and/or dilutive to existing shareholders.

     2. Reliance on Product Line; Operating Losses. The Company expects to derive its future revenues from sales of the female condom, its sole current product. The product is in the early stages of its commercialization. Accordingly, the ultimate level of consumer acceptance of the female condom, which includes the consumer's decision to purchase the female condom versus other available products, is not yet known.

          The Company's current level of expenditures has been established to support a higher level of revenues associated with the female condom. For the Company to begin generating cash from operations, sales of the female condom will have to increase approximately four to five times the current annualized level ($250,000 per month). If sales do not increase from current levels to this degree or if the cost to obtain this level of sales is prohibitive, the Company will continue to incur operating losses and, ultimately, the Company's viability may be in jeopardy.

     3. Continued Listing on the American Stock Exchange. The Company's common stock is listed for trading on the American Stock Exchange (the "Exchange"). The Constitution of the Exchange provides that its Board of Governors may, in its discretion, at any time, remove any security from listing. Although the determination as to whether a security warrants delisting is not based on any precise mathematical formula, the Exchange has adopted a number of guidelines which it will consider when deciding whether to delist an Exchange-traded security. Certain of these guidelines address the issuer's financial condition. For example, the Exchange will consider delisting the securities of an issuer which has stockholders' equity of less than $2 million if the Company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years (which the Company has) or which has stockholders' equity of less than $4 million if the Company has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years (which the Company has). The



Exchange will also consider delisting the stock of a company which has incurred net losses in its five most recent fiscal years (which the Company has). As of December 31, 1997, the Company had stockholders' equity of approximately $4.5 million. On February 5, 1998, the Company received a letter from the Exchange noting that the Company has fallen below certain of the Exchange's continued listing guidelines and indicating that the Exchange will review the Company's listing eligibility. The letter specifically noted that the Company has fallen below the Exchange's continued listing guidelines triggered by both (a) five years of losses and (b) equity below $4 million since the Company had losses in three of its four most recent fiscal years. There can be no assurance that the Exchange will permit the continued listing of the Company's common stock on the Exchange. If the Exchange delists trading of the Company's common stock, investors would likely find it more difficult to obtain accurate quotations of the price of the Company's common stock and to sell the common stock on the open market.

     4. History of Losses; Sufficiency of Capital. The Company incurred a loss of $5.6 million for the year ended September 30, 1997 and as of September 30, 1997 had an accumulated deficit of $36.2 million. At
September 30, 1997, the Company had working capital of $1.3 million and stockholders' equity of $3.5 million. Consistent with the availability of resources, the Company expects to incur substantial expenditures in fiscal 1998 in an effort to support its manufacturing operations and increase awareness and distribution of the female condom around the globe. There can be no assurance that the Company will achieve a profitable level of operations in the near term or at all.

     5. Competition. The Company believes that there is currently no other female condom sold in the world. The Company is aware of at least one other party that was developing an intravaginal pouch which could compete with the female condom. This party has obtained a patent on its device. Chartex instituted a suit for patent infringement in December, 1990 against this other company, its vice chairman and the alleged inventor of the competing intravaginal pouch. The defendants brought a summary judgment motion alleging that, regardless of the infringement or noninfringement of the Chartex patents by the competing product, the defendants were entitled to exemption from infringement litigation under 35 U.S.C. S 271(e)(1). This statute exempts devices from patent infringement if the making or using of those devices is "solely for uses reasonably related to the development and submission of information" to the FDA. The summary judgment was granted based upon a review of the statutory section expressed in a Northern District of California decision which is pending under appeal to the U.S. Court of Appeals for the Federal Circuit. As a result, the other company would have to market the product before Chartex could pursue a suit for patent infringement. The Company is unaware of any current development activity or attempt to secure FDA approval. The Company believes the other company has discontinued development of the product.

          Other parties may also seek to develop an intravaginal pouch which does not infringe Chartex's patents. These products, if developed, could be distributed by companies with greater financial resources and customer contacts than the Company.

          There are a number of other products currently marketed which have a higher degree of accepted efficacy for preventing conception. These products include birth control pills, Norplant and Depo Provera. However, other than the female condom, only the male condom is generally recognized as being



efficacious in preventing unintended pregnancies and STDs. Companies manufacturing these products are generally larger than the Company and have access to greater resources than the Company. In addition, the female condom is generally sold at the retail level at prices comparatively greater than the price of the male condom. Accordingly, the female condom will not be able to compete with the male condom solely on the basis of price.

     6. Future Sales of Common Stock. Sales of the Company's Common Stock in the public market or the perception that such sales may occur, could adversely affect the market price of the Company's Common Stock. As of December 26, 1997, the Company had outstanding 9,546,930 shares of common stock and 1,409,927 shares of convertible preferred stock which are convertible into an equal number of shares of common stock. Of these shares, 8,693,652 shares currently outstanding are eligible for resale in the public market by persons other than "affiliates" of the Company (generally, a person who has a control relationship with the Company) without regard to any resale limitations under Rule 144 of the Securities Act. Further, the Company has issued options and warrants to purchase an aggregate of 2,411,780 shares of Common Stock, approximately 1,337,047 of which are currently exercisable. The Company has filed or intends to file registration statements under the Securities Act to register the sale of the shares underlying these options and warrants and, accordingly, any shares received upon exercise of these options or warrants will also be freely tradable without restriction by persons other than affiliates.

     7. Volatility of Stock Price. The market price of the Company's Common Stock has been and may continue to be affected by quarter-to-quarter variations in the Company's operating results, announcements by the Company's competitors and other factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, particularly among emerging growth company stocks, which have often been unrelated to the operating performance of particular companies. Factors not directly related to the Company's performance, such as governmental regulation or negative industry reports, may also have a significant adverse impact on the market price of the Company's Common Stock.

     8. Dependence on Key Personnel. The Company's success will depend in large part upon its ability to attract and retain highly qualified personnel. The Company is particularly dependent upon the services of O.B. Parrish, its Chairman of the Board and Chief Executive Officer and Mary Ann Leeper, Ph.D., its President and Chief Operating Officer. The Company has entered into an employment agreement with Dr. Leeper. The loss of the services of these or certain other key individuals, or the failure of the Company to attract and retain other skilled personnel, could have a material adverse impact on the Company.

     9. Product Liability. The nature of the Company's product may expose the Company to significant product liability risks. The Company maintains product liability insurance with coverage limits of $5 million per year on the female condom. There can be no assurance that the Company will be able to maintain such insurance on acceptable terms or that such insurance will provide adequate coverage against product liability claims. While no product liability claims on the female condom have been brought against the Company to date, a successful product liability claim against the Company in excess of the Company's insurance coverage could have a material adverse effect on the Company.



     10. Foreign Currency and Market Risk. The Company manufactures the female condom in a facility located in London, England. Further, a material portion of the Company's future sales are likely to be in foreign markets. Manufacturing costs and sales to foreign markets are subject to normal currency risks associated with changes in the exchange rate of foreign currencies relative to the United States Dollar. In addition, some of the Company's future international sales may be in developing nations where dramatic political or economic changes are possible. Such factors may adversely affect the Company's results of operations and financial condition.

     11. Government Regulation. The female condom is subject to regulation by the FDA, pursuant to the federal Food, Drug, and Cosmetic Act (the "FDC Act"), and by other state and foreign regulatory agencies. Under the FDC Act, medical devices must receive FDA clearance before they can be sold. FDA regulations also require the Company to adhere to certain "Good Manufacturing Practices," which include testing, quality control and documentation procedures. The Company's compliance with applicable regulatory requirements is monitored through periodic inspections by the FDA. The failure to comply with applicable regulations may result in fines, delays or suspensions of clearances, seizures or recalls of products, operating restrictions and criminal prosecutions and could have a material adverse effect on the Company.

     12. Management of Operations. The Company's future short-term and long-term success will be dependent upon its ability to effectively anticipate, respond to and manage changing business conditions. The Company believes that current management will be able to properly manage the Company's future operations. However, there can be no assurance that the Company will be able to adapt its manufacturing operations or administrative and financial functions to manage the Company's growth or to otherwise address the future needs of the business.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

                             SELLING SHAREHOLDERS

          The 1,239,247 shares of the Company's Common Stock offered for sale pursuant to this Prospectus are owned by the shareholders listed below, or will become owned by such shareholders upon the exercise or conversion of convertible securities owned by them.

          The Shares being registered for sale by C.C.R.I. Corporation ("CCRI")
are the shares which may be received by CCRI upon exercise of its Amended
Warrant dated as of July 1, 1997 (the "Warrant").  The Warrant is exercisable for a total of 150,000 shares of the Company's Common Stock at an exercise price of $2.00 per share provided certain conditions are satisfied.  The
Warrant was issued by the Company to CCRI in consideration of CCRI's investor relations services provided to the Company.  The Company and CCRI are parties to a Consulting Agreement dated March 13, 1995, which was amended by an
Amendment to Consulting Agreement dated as of July 1, 1997 and a letter from the Company to CCRI on February 2, 1998.  The Consulting Agreement, as amended, provides that CCRI will provide consulting services to the Company until
March 13, 1998.  The 150,000 shares underlying the Warrant vest in equal increments of 50,000 shares as follows:  (a) the first 50,000 shares vested and became exercisable on March 13, 1995; (b) the second 50,000 shares vested and



became exercisable on September 1, 1997, since, on or before that date, the closing price of the Company's Common Stock was $4.00 per share or higher;
(c) the third increment of 50,000 shares vest and become exercisable on March 13, 1998 if, on or before that date, the closing price of the Common Stock is $7.50 per share or higher (which vesting criteria has not yet been satisfied). Warrant shares which have not vested as of March 13, 1998 will not become exercisable and the Warrant will terminate as to such unvested shares after March 13, 1998. In accordance with this Consulting Agreement, CCRI continues to provide investor relations services to the Company.

          Chase Capital Advisors, Inc. ("Chase"), Richard J. Glaisner, Richard A. Schilffarth, Donald L. Grande, Howard M. Schnoll and Rick Cogswell received the Shares being registered for sale by them hereby in consideration of certain consulting services which their affiliated entity provided to the Company, primarily consisting of assisting the Company in its capital-raising efforts.

          Professional Edge Fund, L.L.C., JMG Capital Partners, L.P. and Triton Capital Investments, Ltd. each received the shares of Convertible Preferred Stock--Series 2 and the warrants referred to below in a private transaction on December 31, 1997. In connection with that transaction, Harlan P.. Kleiman, Robert Schacter, Ernest Krauss and Thomas P. Griesel received warrants to purchase Common Stock in connection with their services to the Company's placement agent in that offering.

          Sanford Henry received his 25,000 shares on October 2, 1997 as compensation for certain financial consulting services which he provided in Europe for the Company.

          The Selling Shareholders acquired their respective Shares absent registration under the Securities Act pursuant to the exemption from registration afforded by the provisions of Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Shareholders may offer the Shares for resale from time to time. See "Plan of Distribution."

          In recognition of the fact that each Selling Shareholder may wish to be legally permitted to sell the Shares when it deems appropriate, the Company has filed with the Commission, under the Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time by the Selling Shareholders.

                         Number of Shares  Number of Shares   Number of Shares
Name of                 Beneficially Owned   Being Offered   Beneficially Owned
Selling Shareholders     Prior to Offering       Hereby        After Offering
---------------------     ---------------      ---------       --------------
C.C.R.I. Corporation           150,000(1)         150,000               0
Chase Capital Advisors, Inc.    64,564             36,800          27,764
Richard J. Glaissner            19,970             19,970               0
Richard A. Schilffarth           8,790              8,790               0
Donald L. Grande                 6,891              6,891               0
Howard M. Schnoll                8,349              8,349               0
Rick Cogswell                   10,000             10,000               0
Professional Edge Fund, L.L.C. 484,963(2)         484,963               0
JMG Capital Partners, L.P.     242,482(3)         242,482               0
Triton Capital Investments, Ltd.242,482(3)        242,482               0
Harlan P. Kleiman                2,960(4)           2,960               0



Robert Schacter                  2,004                200               0
Ernest Krauss                    2,004                200               0
Thomas P. Griesel                1,604                160               0
Sanford Henry                   25,000             25,000               0

(1)Represents the aggregate number of shares which may be received by CCRI upon exercise of its warrant. Currently, only 100,000 shares are exercisable.
(2)Includes 364,963 shares of Convertible Preferred Stock--Series 2, which automatically convert into an equal number of shares of the Company's Common Stock on the date the registration statement to which this prospectus relates is declared effective by the Securities and Exchange Commission (the "Conversion Date"). Also includes 120,000 shares of Common Stock which may be received upon exercise of a warrant held by the shareholder. The warrant is exercisable at any time prior to December 31, 2001 at an exercise price equal to the lesser of (a) $3.425 per share or (b) the average of the three closing bid prices per share for a share of the Company's Common Stock for any three consecutive trading days, as selected by the holder, during the 30 consecutive trading-day period ending on the trading day immediately prior to the date of the exercise of the warrant.
(3)Includes 182,482 shares of Convertible Preferred Stock--Series 2, which automatically convert into an equal number of shares of the Company's Common Stock on the Conversion Date. Also includes 60,000 shares of Common Stock which may be received upon exercise of a warrant held by the shareholder. The warrant is exercisable at any time prior to December 31, 2001 at an exercise price equal to the lesser of (a) $3.425 per share or (b) the average of the three closing bid prices per share for a share of the Company's Common Stock for any three consecutive trading days, as selected by the holder, during the 30 consecutive trading-day period ending on the trading day immediately prior to the date of the exercise of the warrant.
(4)Represents shares which may be received upon exercise of a warrant held by the Selling Shareholder. The warrant was received by the Selling Shareholder in connection with his services to the Company's placement agent in the private offering of the Convertible Preferred Stock--Series 2. The warrant is exercisable at any time prior to December 31, 2001 at $4.11 per share.

                             PLAN OF DISTRIBUTION

          The Selling Shareholders, or their pledgees, donees, transferees or other successors, may sell the Shares in any one of three ways: (i) through broker-dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the Shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions)
(a) on the American Stock Exchange or (b) in transactions otherwise than on the American Stock Exchange. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or commissions from purchasers of the Shares for whom they may act as agent (which discounts, concessions or commissions will not exceed those customary in the types of transactions involved). The Selling Shareholders and any broker-dealers or agents that participate in the distribution of the Shares might be deemed to be underwriters, and any profit on the sale of Shares by them and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.




                                    EXPERTS

          The consolidated financial statements of the Company at September 30, 1997 and for the two years in the period ended September 30, 1997, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB, have been audited by McGladrey & Pullen LLP, independent auditors, as set forth in their report (which contains an explanatory paragraph with respect to conditions which raise substantial doubt about the Company's ability to continue as a going concern), in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that might result from the outcome of that uncertainty.

                                 LEGAL MATTERS

          The legality of the Shares of Common Stock offered hereby will be passed upon for the Company by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., 1000 North Water Street, Suite 2100, Milwaukee, Wisconsin 53202.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted:
(a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that Section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under Sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          Consistent with Sections 180.0850 to 180.0859 of the Wisconsin
Business Corporation Law, Article VIII of the Company's By-Laws provides that the Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company in the circumstances described above.
Article VIII of the By-Laws also provides that the directors of the Company are



not subject to personal liability to the Company, its shareholders or persons asserting rights on behalf thereof, as provided in the Wisconsin Business Corporation Law. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any By-Law or otherwise.

          The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

          The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



     No person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy shares of Common Stock in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

     TABLE OF CONTENTS          Page

Available Information  .......... 3
Incorporation of Certain
 Documents by Reference  ........ 3
Cautionary Statement Regarding
 Forward Looking Statements  .... 3
The Company  .................... 5
Risk Factors.  .................. 7



Use of Proceeds  ................ 9
Selling Shareholders  ........... 9
Plan of Distribution  ...........11
Experts  ........................11
Legal Matters  ..................11
Indemnification of Directors
 and Officers  ..................11






                               1,239,247 Shares








                           THE FEMALE HEALTH COMPANY

                                 COMMON STOCK


                                  PRELIMINARY
                                  PROSPECTUS











                               February 13, 1998



II.  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The expenses relating to the registration of the Shares of Common Stock being offered hereby, other than underwriting discounts and commissions, will be borne by the Company. Such expenses are estimated to be as follows:

Item                                              Amount

Securities and Exchange Commission
Registration Fee                                  $1,120

Legal Fees and Expenses                            2,500

Accounting Fees and Expenses                       2,000

Miscellaneous Expenses                               500
                                                 -------
                                                  $6,120
                                                 =======

Item 15.  Indemnification of Directors and Officers

     Pursuant to Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted:
(a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that Section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under Sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

     Consistent with Sections 180.0850 to 180.0859 of the Wisconsin Business
Corporation Law, Article VIII of the Company's By-Laws provides that the
Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company in the circumstances described above.
Article VIII of the By-Laws also provides that the directors of the Company are



not subject to personal liability to the Company, its shareholders or persons asserting rights on behalf thereof, as provided in the Wisconsin Business Corporation Law. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any By-Law or otherwise.

     The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 16.  Exhibits

     Exhibit
     Number                        Description

     4.1  Amended and Restated Articles of Incorporation.

     4.2 Articles II, VII and XI of the Amended and Restated By-Laws of the Company.(1)

     5    Opinion of Counsel.

     23.1 Consent of McGladrey & Pullen, LLP, independent accountants.

     23.2 Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (included in Exhibit 5).

     24   Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

     99.1 Investor relations and development services Consulting Agreement dated March 13, 1995 between C.C.R.I. Corporation and the Company.(2)

     99.2 Consultant Warrant Agreement dated March 13, 1995 issued by the Company to C.C.R.I. Corporation.(3)

     99.3 Amendment to Consulting Agreement dated as of July 1, 1997 between C.C.R.I. Corporation and the Company.

     99.4 Letter from the Company to C.C.R.I. Corporation regarding the C.C.R.I. Warrant.

     99.5 Form of Securities Purchase Agreement dated December 31, 1997 between the Company and the purchasers set forth on an exhibit thereto.

     99.6 Form of Registration Rights Agreement dated December 31, 1997 between the Company and the investors in the Company's December 31, 1997 private placement.

     99.7 Form of Common Stock Purchase Warrant dated December 31, 1997 issued by the Company to the investors listed on the exhibit thereto.

1 Incorporated herein by reference to the Company's 1995 Form 10-K.
2 Incorporated herein by reference to the Company's March 31, 1995 Form 10-Q. 3 Incorporated herein by reference to the Company's Pre-Effective Amendment No. 3 to its Form S-1 Registration Statement, Registration No. 333-3922, filed on June 17, 1996.

Item 17.  Undertakings

     The undersigned registrant undertakes as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act and which are incorporated by reference in this Registration Statement.

          (b) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 13 day of February, 1998.

                                   THE FEMALE HEALTH COMPANY

                                   BY        /s/ O.B. Parrish

                                   O.B. Parrish, Chairman of the Board
                                   and Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant, in the capacities indicated below. Each person whose signature appears below hereby appoints O.B. Parrish and William R. Gargiulo, Jr. and each of them individually, his or her true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                         Date
                             Chairman of the Board,
/s/ O.B. Parrish             Chief Executive Officer,      February 13, 1998
O.B. Parrish                 Acting Principal Financial
                             and Accounting Officer
                             and Director

/s/ Mary Ann Leeper          President, Chief Operating    February 13, 1998
Mary Ann Leeper, Ph.D.       Officer and Director

/s/William R. Gargiulo, Jr.  Vice President, Secretary,    February 13, 1998
William R. Gargiulo, Jr.     Treasurer and Director

___________________          Director                      ___________, 1998
Stephen M. Dearholt

___________________          Director                      ___________, 1998
David R. Bethune



                                 EXHIBIT INDEX

Exhibit                                                      Page
Number                   Description                        Number

     4.1  Amended and Restated Articles of Incorporation.

     4.2  Articles II, VII and XI of the Amended and Restated
          By-Laws of the Company.(1)

     5    Opinion of Counsel.

     23.1 Consent of McGladrey & Pullen, LLP, independent accountants.

     23.2 Consent of Reinhart, Boerner, Van Deuren, Norris &
          Rieselbach, s.c. (included in Exhibit 5).

     24 Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

     99.1 Investor relations and development services Consulting
          Agreement dated March 13, 1995 between C.C.R.I.
          Corporation and the Company.(2)

     99.2 Consultant Warrant Agreement dated March 13, 1995
          issued by the Company to C.C.R.I. Corporation.(3)

     99.3 Amendment to Consulting Agreement dated as of July 1, 1997 between C.C.R.I. Corporation and the Company.

     99.4 Letter from the Company to C.C.R.I. Corporation regarding the C.C.R.I. Warrant.

     99.5 Form of Securities Purchase Agreement dated
          December 31, 1997 between the Company and the purchasers set forth on an exhibit thereto.

     99.6 Form of Registration Rights Agreement dated
          December 31, 1997 between the Company and the investors in the Company's December 31, 1997 private placement.

     99.7 Form of Common Stock Purchase Warrant dated
          December 31, 1997 issued by the Company to the investors listed on the exhibit thereto.

1 Incorporated herein by reference to the Company's 1995 Form 10-K.
2 Incorporated herein by reference to the Company's March 31, 1995 Form 10-Q. 3 Incorporated herein by reference to the Company's Pre-Effective Amendment No. 3 to its Form S-1 Registration Statement, Registration No. 333-3922, filed on June 17, 1996.



                                  EXHIBIT 4.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                       WISCONSIN PHARMACAL COMPANY, INC.


          The undersigned, John A. Wundrock and Thomas J. Bonesho, hereby certify that they are, and at all times herein mentioned have been, the duly elected and acting President and Secretary, respectively, of Wisconsin Pharmacal Company, Inc., a Wisconsin corporation (the "Corporation"), and further certify:

          1. The following Amended and Restated Articles of Incorporation of the Corporation, duly adopted pursuant to the authority and provision of Chapter 180, Wisconsin Statutes, supersede and take the place of the existing Articles of Incorporation and any Amendments thereto.

                                   ARTICLE I

          The name of the Corporation is Wisconsin Pharmacal Company, Inc.

                                  ARTICLE II

          The purpose or purposes for which the Corporation is organized is to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180, Wisconsin Statutes.

                                  ARTICLE III

          The Corporation is authorized to engage in partnerships and joint ventures with one or more entities, natural, corporate or otherwise.

                                  ARTICLE IV

          The Corporation is authorized to act as guarantor or surety of the obligations of other entities, natural, corporate or otherwise, whether or not in furtherance of the objects, purposes, business or other activities of the Corporation or for its benefit.

                                   ARTICLE V

          The aggregate number of shares which the Corporation shall have the authority to issue is 20,015,000 shares consisting of:

               (a) 15,000,000 shares designated as "Common Stock" with a par value of $.01 per share;

               (b) 5,000,000 shares designated as "Class A Preferred Stock" with a par value of $.01 per share; and

               (c) 15,000 shares designated as "Class B Preferred Stock" with a par value of $.50 per share and the relative rights, preferences and privileges of each class shall be as follows:



          1.   Class A Preferred Stock.

               (a) Authority to Issue in Series. The Class A Preferred Stock may be issued from time to time in one or more series. The Board of Directors shall have authority to divide the Class A Preferred Stock into one or more series, and to fix and determine by resolution or resolutions providing for the issuance of such series the relative rights and preferences of the shares of any series so established, but only with respect to:

                    (i)  the rate of dividend;

                    (ii) the price at and the terms and conditions on which shares may be redeemed;

                    (iii) the amount payable upon shares in the event of voluntary or involuntary liquidation;

                    (iv) sinking fund provisions for the redemption or purchase of shares; and

                    (v) the terms and conditions on which shares may be converted into shares of any other class or series.

                    Except as to the matters expressly set forth above in this paragraph (a), as to which the Board of Directors shall have fixed different preferences, limitations and relative rights between series of Class A Preferred Stock, all series of Class A Preferred Stock of the Corporation, whenever designated and issued, shall have the same preferences, limitations and relative rights and shall rank equally, share ratably and be identical in all respects as to all matters. All shares of any one series of Class A Preferred Stock hereinabove authorized shall be alike in every particular, and each series of Class A Preferred Stock shall be so designated as to distinguish therefrom the shares of all other series and classes.

               (b) Dividends. Before any dividends shall be paid or set apart for payment upon Class B Preferred Stock or Common Stock, the holders of Class A Preferred Stock shall be entitled to receive dividends at the rate per annum specified by the Board of Directors, as provided in paragraph (a) of this section 1 out of the unreserved and unrestricted earned surplus of the Corporation or out of any net capital surplus legally available for the payment of such dividends, when and as declared by the Board of Directors. Such dividends shall be cumulative from the date of issuance thereof.

               (c)  Liquidation, Dissolution or Winding Up.

                    (i) In case of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of each series of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation in money or money's worth the amount specified by the Board of Directors pursuant to paragraph (a) with respect to that series of Class A Preferred Stock, plus all accrued and unpaid dividends thereon before any of such assets shall be paid or distributed to holders of Class B Preferred Stock or Common Stock.

                    (ii) In the case of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the assets of the Corporation shall be insufficient to pay the holders of all the series of



Class A Preferred Stock then outstanding the entire amounts to which they may be entitled, the holders of each outstanding series of the Class A Preferred Stock shall share ratably in such assets in proportion to the respective liquidation prices.

               (d) Conversion. The holder of each share of the outstanding Class A Preferred Stock of the Corporation shall have the right at any time on or before the date, if any, fixed for the redemption of such shares to surrender the certificate evidencing such shares and receive, in lieu and in conversion thereof and in lieu of any unpaid dividends theretofore accrued, a certificate evidencing one share of Common Stock of the Corporation for each Class A Preferred share of the Corporation so surrendered; provided, however, that if, after the effective date of these Amended and Restated Articles of Incorporation, there is a change in the number of shares of Common Stock issued and outstanding on account of stock dividends, stock splits, stock combinations or the like, the number of shares of Common Stock which a single share of Class A Stock is convertible into shall be proportionately adjusted so that the holder of shares of Class A Stock shall be entitled to receive the same percentage of the issued and outstanding Common Stock the holder would have been entitled to had the number of shares of Common Stock issued and outstanding not been so adjusted.. The Class A Preferred shares so exchanged and converted shall not be reissued by the Corporation.

               (e) Voting Rights. Except as otherwise expressly provided herein and except as otherwise provided by the laws of the State of Wisconsin, every holder of Class A Preferred Stock shall be entitled at every meeting of the shareholders to one vote for each share of Class A Preferred Stock standing in his name on the books of the Corporation, subject to the right of the Board of Directors to fix a record date for the determination of shareholders entitled to notice of and to vote at such meeting and to any provision of the By-Laws of this Corporation fixing any such record date. The holders of the Class A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall vote with the holders of Common Stock together as a single class upon any question affecting the management and affairs of this Corporation. The holders of the Class A Preferred Stock shall have no preemptive rights and such shares shall be fully paid and nonassessable when issued.

          2. Class B Preferred Stock. The Class B Preferred Stock (the "Class B Stock") may be issued in one series only, having the rights, preferences and terms set out in this section 2.

               (a) Dividend Provisions. The holders of shares of the Class B Stock will be entitled to receive dividends (as defined below) together with holders of shares of Common Stock in an amount equal to the rate of dividend payable with respect to Common Stock determined as if their shares of Class B Stock were converted into shares of Common Stock as provided in paragraph (d) hereof on the record date for determining the holders of Common Stock entitled to such dividends payable when, if and as dividends are declared by the Board of Directors on shares of Common Stock.

                    For purposes of this paragraph (a) dividend shall mean the transfer of cash or property payable other than in Common Stock of this Corporation.

               (b)  Liquidation Preference.



                    (i) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of shares of Class B Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the sum of the price per share paid to the Corporation for each share of Class B Stock then held by them plus an amount equal to any declared but unpaid dividends on the Class B Stock held by them. Notwithstanding the foregoing, upon the designation and issuance of any Class A Preferred Stock of the Corporation ("Class A Stock"), the Class A Stock will have a liquidation preference over the Class B Stock as more fully described in its designation of terms.

                    (ii) [a] In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, if the assets thus distributed among the holders of the Class B Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets of this Corporation legally available for distribution shall be distributed ratably among the holders of the Class B Stock.

                         [b]  If assets remain in the Corporation after the
distributions provided for in subparagraph (i) have been fully made, the holders of Common Stock shall be entitled to receive, prior and in preference to any further distribution of any other of the surplus funds or assets of the Corporation to the holders of Class B Stock by reason of their ownership thereof, an amount equal to [i] $140 divided by [ii] fifty-four (54) (subject to adjustment for stock dividends, stock splits, stock combinations or the like).

                         [c]  After the distributions have been made as
required by subparagraphs (i) and (ii) of this paragraph (b), if assets remain in the Corporation, the holders of Class B Stock and Common Stock will share in all such remaining assets in the same proportion as the number of shares of Common Stock and Class B Stock (or, if greater, that number of shares of Common Stock as would be outstanding assuming conversion of the Class B Stock into Common Stock as provided in Section (d) hereof) then held by each of them bears to the total number of shares of Common Stock and Class B Stock (or, if greater, the total number of shares of Common Stock as would be outstanding assuming conversion of the Class B Stock into Common Stock as provided in paragraph (d) hereof) of the Corporation then issued and outstanding.

               (c) Redemption. The Corporation shall not redeem all or any part of the outstanding Class B Stock without the prior written consent of the holder or holders thereof.

               (d) Conversion. The holders of each share of the outstanding Class B Stock shall have conversion rights as follows (the "Conversion Rights"):

                    (i)  Right to Convert.

                         [a]  Subject to subparagraph (ii) of this
paragraph (d), each share of Class B Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for the Class B Stock, into 54 shares of Common Stock; provided, however, that if, after the effective/ date of these Amended and Restated Articles of Incorporation, there



is an increase in the number of shares of Common Stock issued and outstanding for any reason other than an issuance pursuant to a public offering described in subsection [b][i] of this paragraph (d), the number of shares of Common Stock which a single share of Class B Stock is convertible into shall be proportionately adjusted so that the holder of shares of Class B Stock shall be entitled to receive the same percentage of the issued and outstanding Common Stock the holder would have been entitled to had the number of shares of Common Stock issued and outstanding not been increased.

                         [b]  Each share of Class B Stock shall automatically
be converted into 54 shares of Common Stock (or the number of shares as adjusted pursuant to subparagraph [a] above) [i] immediately upon and simultaneous with the closing of the issuance of shares of Common Stock pursuant to an offering to the public registered under the Securities Act of 1933, as amended (the "Act"), covering any of the Corporation's securities (as that term is defined under the Act, as then in effect) on a form other than S-8, or other form applicable to employee benefit plans, for an aggregate purchase price to the public of not less than $2,000,000; [ii] at the request of persons holding two-thirds or more of the aggregate shares of Class B Stock then outstanding; or [iii] immediately upon and simultaneously with the closing of any consolidation or merger of this Corporation with or into any other corporation or corporations (other than a wholly-owned subsidiary corporation) whereby this Corporation shall not be the surviving corporation or a sale, conveyance or other disposition of all or substantially all of this Corporation's property or business. Upon automatic conversion of the Class B Stock pursuant to this subparagraph [b], the Class B Stock shall no longer be authorized for issuance by the Corporation and shall thereafter be cancelled. Upon such cancellation, the Class B Stock shall no longer constitute a class of equity securities of the Corporation.

                    (ii) Mechanics of Conversion. Before any holder of Class B Stock shall be entitled to convert the same into shares of Common Stock pursuant to subparagraph (i)[a] above, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Class B Stock, and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of shares of Common Stock on such date. In the event of an automatic conversion pursuant to subparagraph (i)[b] above, this Corporation shall notify the holders of Class B Stock of such conversion and request the surrender of all Class B Stock certificates. New Common Stock certificates will be issued following the procedure outlined above, however, the conversion shall be effective as of the occurrence of the event causing the automatic conversion notwithstanding any delay in the surrender or reissue of certificates.

                    (iii)     Notices of Record Date.  In the event of any
taking by this Corporation of a record of the holders of any class or series of



securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Class B Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    (iv) Reservation of Common Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Class B Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Stock; and if, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Stock, this Corporation will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                    (v) Notices. Any notice required by the provisions of this paragraph (d) to be given to the holders of shares of Class B Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

               (e) Voting Rights. Except as otherwise expressly provided herein and except as otherwise provided by the laws of the State of Wisconsin, every holder of Class B Preferred Stock shall be entitled at every meeting of the shareholders to one vote for each share of Class B Preferred Stock standing in his name on the books of the Corporation, subject to the right of the Board of Directors to fix a record date for the determination of shareholders entitled to notice of and to vote at such meeting and to any provision of the By-Laws of this Corporation fixing any such record date. The holders of the Class B Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall vote with the holders of Common Stock together as a single class upon any question affecting the management and affairs of this Corporation. The holders of the Class B Stock shall have full preemptive rights, and each share of Class B Stock shall be fully paid and nonassessable when issued.

               (f) Status of Converted Stock. In case any shares of Class B Stock shall be converted pursuant to paragraph (d) hereof, the shares so converted shall no longer be authorized for issuance by the Corporation.

          3.   Common Stock.

               (a) Rank. There shall be one class of Common Stock and the Common Stock shall rank junior to the Class A and Class B Preferred Stock.

               (b) Dividends. Subject to the rights of the holders of Class A and Class B Preferred Stock set forth in sections 1 and 2 above and subject to the limitations provided by law and subject to the various provisions of the resolutions of the Board of Directors designating the relative rights, preferences, limitations and restrictions of various series of Class A



Preferred Stock, the holders of Common Stock shall be entitled to such cash, property and share dividends as may be declared thereon from time to time by the Board of Directors out of any funds legally available therefor.

               (c) Liquidation, Dissolution or Winding Up. Subject to the rights of the holders of Class A and Class B Preferred Stock set forth in sections 1 and 2 above and subject to the limitations provided by law and subject to the various provisions of resolutions of the Board of Directors designating the relative rights, preferences, limitations and restrictions of various series of Class A Preferred Stock, the holders of Common Stock shall be entitled to receive ratably all remaining assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

               (d) Voting Rights. Except as otherwise expressly provided herein and except as otherwise provided by the laws of the State of Wisconsin, every holder of Common Stock shall be entitled at every meeting of the shareholders to one vote for each share of Common Stock standing in his name on the books of the Corporation, subject to the right of the Board of Directors to fix a record date for the determination of shareholders entitled to notice of and to vote at such meeting and to any provision of the By-Laws of this Corporation fixing any such record date. The holders of shares of Common Stock shall have no preemptive rights and such shares shall be fully paid and nonassessable when issued.

ARTICLE VI

          The address of the registered office of the Corporation is 111 East Wisconsin Avenue, Suite 1800, Milwaukee, Wisconsin 53202 and the name of its registered agent at such address is Subsidiary Service, Inc.

ARTICLE VII

          The number of directors of the Corporation shall be such number as is fixed from time to time by or in the manner provided for in the By-Laws.

ARTICLE VIII

          Except as otherwise provided with respect to the Class B Stock, no holder of shares of the capital stock of any class of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligation convertible into stock of the Corporation except as expressly provided above, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors may from time to time fix, and any shares of stock or convertible obligations which the Corporation may determine to offer for subscriptions to the holders of stock may, as the Board of Directors shall determine, be offered to holders of any class of stock exclusively or to holders of all classes of stock as the Board of Directors in its discretion may determine.

          2. The number of shares of the Corporation outstanding is 1,738,800 shares of $.01 par value Common Stock and 5,357 shares of $.50 par value
Class B Preferred Stock, all of which were entitled to vote upon the adoption of the Amended and Restated Articles of Incorporation. The affirmative number of votes required for adoption is 1,159,218 shares of Common Stock and 3,572 shares of Class B Preferred Stock.




          3. 1,738,800 shares of Common Stock and 5,357 shares of Class B Preferred Stock voted for adoption of the Amended and Restated Articles of Incorporation and no shares of common stock and no shares of Class B Preferred Stock voted against such adoption.

          4.   The stated capital of the Corporation is $20,066.50.

          Executed in duplicate this 17th day of May, 1990.

                                 WISCONSIN PHARMACAL COMPANY, INC.

                                 BY       John A. Wundrock

                                 John A. Wundrock, President

Attest:
               Thomas J. Bonesho
Thomas J. Bonesho, Secretary

This instrument was drafted by Kevin J. Howley.

This instrument must be recorded in Milwaukee County.



                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       WISCONSIN PHARMACAL COMPANY, INC.


1.   The name of the Corporation is WISCONSIN PHARMACAL COMPANY, INC.

2. The amendment adopted relates to Article I of the Amended and Restated Articles of Incorporation. After amendment, said Article I shall read in its entirety as follows:

                                   ARTICLE I

The name of the Corporation is The Female Health Company.

3. The foregoing amendment to the Amended and Restated Articles of Incorporation of the Corporation was approved at a special meeting of the Corporation's stockholders on January 18, 1996 by the affirmative vote of 5,163,323 shares of the Corporation's outstanding common stock, representing approximately 81% of the outstanding common stock on the record date, and was approved by the Board of Directors of the Corporation on January 22, 1996, in accordance with Wisconsin Statutes section 180.1003.

Dated this 22nd day of January, 1996.


WISCONSIN PHARMACAL COMPANY, INC.

BY                               O.B. Parrish
          Its:  Chairman


This document was drafted by David R. Krosner, Esq.

Please return this document to:

Kathleen D. Mintner, Paralegal
Reinhart, Boerner, Van Deuren,
Norris & Rieselbach, s.c.
1000 North Water Street, Suite 2100
P.O. Box 92900
Milwaukee, WI 53202-0900



                             ARTICLES OF AMENDMENT
                          TO THE AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION OF
                           THE FEMALE HEALTH COMPANY


                                   ARTICLE I

          The name of the Corporation is The Female Health Company.

                                  ARTICLE II

          The Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation that the Amended and Restated Articles of Incorporation, be amended to create a Series 1 Preferred Stock of the Corporation's currently authorized Class A Preferred Stock, $.01 par value per share. Accordingly, the Corporation's Amended and Restated Articles of Incorporation are hereby amended by inserting the following to the end of Article V:

STATEMENT OF TERMS OF CLASS A PREFERRED STOCK - Series 1

          The Corporation shall have the authority to issue 1,040,000 shares designated as _Class A Preferred Stock-Series 1_ with a par value of $.01 per share. The terms of the Class A Preferred Stock-Series 1 are as follows:

          1.   Dividend Provisions.

               (a) Whenever funds are legally available therefor, upon declaration of the Board of Directors, the Corporation shall pay to holders of shares of the Class A Preferred Stock-Series 1 (the "Preferred Stock" or the "Shares") preferential dividends as set forth in this section. Dividends on each share of Preferred Stock will accrue on a daily basis at the rate of 8% per year on the Liquidation Value (as defined hereunder) of the Preferred Stock, from the date of issuance through the earlier of the date of repurchase of such share of the Preferred Stock, its conversion into Common Stock or the liquidation of this Corporation, and shall be paid in full before any dividends shall be payable on any other class of stock and before any sums shall be set aside for the redemption or purchase for retirement of all or any part of the Preferred Stock. Such dividends shall accrue whether or not they have been declared and whether or not there are funds legally available to the Corporation for the payment of dividends.

               (b) To the extent not paid on the first day of October of each year, beginning the first day of October 1998 (each a "Dividend Reference Date"), all dividends which have accrued on each share of Preferred Stock outstanding during the 12-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date will be added to the Liquidation Value (as defined in section 2(a) hereof) of such share of Preferred Stock and will remain a part thereof until such dividends are paid. Notwithstanding anything herein to the contrary, beginning with the Dividend Reference Date occurring on the first day of October 1998 and on each Dividend Reference Date occurring thereafter, the Corporation shall declare and pay all dividends which have accrued during the 12-month period ending on such Dividend Reference Date to the extent permitted by law.

               (c)  If at any time the Corporation pays less than the total



amount of dividends then accrued with respect to any of the Preferred Stock, such payment will be distributed ratably among the holders of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Preferred Stock held by each holder.

               (d) No dividends shall be declared and set aside for any shares of Common Stock unless the Board of Directors of the Corporation shall declare a dividend payable on the then outstanding shares of Preferred Stock in addition to the dividends to which the Preferred Stock is entitled pursuant to section 1(a). Such additional dividends on the Preferred Stock shall be declared in the same amount per share of Preferred Stock as would be declared payable on the shares of Common Stock into which each share of Preferred Stock could be converted pursuant to the provisions of section 4 hereof, calculated as if such conversion took place immediately prior to the record date for the determination of holders of Common Stock entitled to receive such dividends.

          2.   Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, each holder of shares of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of the Common Stock by reason of their ownership thereof, the aggregate Liquidation Value of the shares of Preferred Stock held by such holder. The Corporation shall give holders of the Preferred Stock 60 days advance written notice of any intent to liquidate, dissolve or wind up the affairs of the Corporation.

               If upon any such liquidation, dissolution or winding up of this Corporation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Preferred Stock held by each such holder. The "Liquidation Value" as of any particular date shall be equal to the sum of $2.50 per share for each share of Preferred Stock then held by such holder (the "Original Preferred Stock Price") plus an amount equal to all accrued or declared but unpaid dividends on the Preferred Stock held by them.

          3. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a)  Mechanics of Conversion.  On or after August 1, 1998, each share of Preferred Stock shall be convertible into one share of Common Stock.
Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  This
Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, (i) a certificate or certificates for the number of shares of Common
Stock to which such holder shall be entitled as aforesaid, (ii) a certificate representing any shares of Preferred Stock not converted and (iii) an amount in cash equal to accrued but unpaid dividends on the shares converted calculated through the date of such conversion.  Such conversion shall be deemed to have



been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of shares of Common Stock on such date.

               (b) No Fractional Shares. No fractional shares shall be issuable upon conversion. If any fractional interest in a common share would, except for the provisions of this subparagraph (b), be deliverable upon conversion of Preferred Stock, this Corporation shall pay to the holders of such converted stock an amount in cash equal to the current market value of such fractional interest, or if the current market value is not readily determinable, then the book value of such fractional interest.

               (c) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (d) Reservation of Common Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, this Corporation will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (e)  Notices.  Any notice required by the provisions of this section 3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

          4. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as a "Fundamental Change." Prior to the consummation of any Fundamental Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of the majority of the Preferred Stock then outstanding) to ensure that each of the holders of the Preferred Stock will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holders' Preferred Stock, such shares of stock,



securities or assets as such holder would have received in connection with such Fundamental Change if such holder had converted its shares immediately prior to such Fundamental Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of the Preferred Stock then outstanding) to ensure the provisions hereof will thereafter be applied to the Preferred Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger of the Corporation purchasing such assets assumes by written instruments (in form reasonably satisfactory to the holders of the Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          5.   Redemptions.

               (a) Optional Redemptions. The Corporation may at any time and from time to time after August 1, 2000 redeem all or any portion of the Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof.

               (b) Redemption Payment. For each Share which is to be redeemed, the Corporation shall be obligated on the redemption date to pay to the holder thereof (upon surrender by such holder at the corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share.

               (c) Notice of Redemption. The Corporation shall mail written notice of each redemption of Preferred Stock to each record holder of Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Share shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

               (d) Determination of the Number of Each Holder's Shares to be Redeemed. Except as otherwise provided herein, the number of Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

               (e) Dividends After Redemption Date. No Share is entitled to any dividends accruing after the date on which the Liquidation Value of such Share is paid to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding.

               (f) Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

               (g)  Other Redemptions or Acquisitions.  Neither the corporation



nor any subsidiary shall redeem or otherwise acquire any Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the number of Shares owned by each such holder.

               (h) The above provisions of this section 5 notwithstanding, any holder of Preferred Stock may, within 15 days of receipt of the notice provided in section 5(c) above, exercise the conversion rights provided to such holder under section 3 hereof. The Corporation shall not have any right to require any holder to sell the Common Stock into which any such holder has converted Preferred Stock.

                                  ARTICLE III

          The number of authorized shares of the Class A Preferred Stock-Series 1 is 1,040,000.

                                  ARTICLE IV

          None of the shares of the Class A Preferred Stock-Series 1 have been issued as of the date hereof.

ARTICLE V

          The foregoing amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation at a meeting duly convened on August 1, 1997, in accordance with
Section 180.0602, and Shareholder action is not required with respect to the adoption of this amendment.

          Dated this 14th day of August, 1997.

                                     THE FEMALE HEALTH COMPANY:

                                     BY   O.B. Parrish
                                     O. B. Parrish,
                                     Chairman and Chief Executive Officer

This document was drafted by David R. Krosner, Esq.



Please return this document to:

Tanya R. Braga, Paralegal
Reinhart, Boerner, Van Deuren,
Norris & Rieselbach, s.c.
1000 North Water Street
Suite 2100
Milwaukee, WI 53202



                         ARTICLES OF AMENDMENT TO THE
               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                           THE FEMALE HEALTH COMPANY


                                   ARTICLE I

          The name of the Corporation is The Female Health Company.

                                  ARTICLE II

          The Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation that the Amended and Restated Articles of Incorporation be amended to create a Series 2 Preferred Stock of the Corporation's currently authorized Class A Convertible Preferred Stock, $.01 par value per share. Accordingly, the Corporation's Amended and Restated Articles of Incorporation are hereby amended by inserting the attached Exhibit A to the end of Article V of the Amended and Restated Articles of Incorporation.

                                  ARTICLE III

          The number of authorized shares of the Class A Convertible Preferred Stock-Series 2 is 1,500,000.

                                  ARTICLE IV

          None of the shares of the Class A Convertible Preferred
Stock-Series 2 have been issued as of the date hereof.


                                   ARTICLE V

          The foregoing amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation at a meeting duly convened on December 29, 1997, in accordance with
Section 180.1002, and Shareholder action is not required with respect to the adoption of this amendment.

          Dated this 29th day of December, 1997.

                                     THE FEMALE HEALTH COMPANY:

                                     BY  O.B. Parrish
                                     O. B. Parrish,
                                     Chairman and Chief Executive Officer


This document was drafted by David R. Krosner, Esq.


Please return this document to:

Tanya R. Braga, Paralegal
Reinhart, Boerner, Van Deuren,
Norris & Rieselbach, s.c.
1000 North Water Street, Suite 2100



                Milwaukee, WI 53202



             STATEMENT OF TERMS OF CLASS A PREFERRED STOCK SERIES


                          I.  DESIGNATION AND AMOUNT

The designation (this "Certificate of Designation") of this series, which consists of 1,500,000 shares of Preferred Stock of The Female Health Company, a Wisconsin corporation (the "Company"), is the Class A Preferred Stock -- Series 2 (the "Series 2 Preferred Stock") and the face amount per share shall equal the average of the closing bid prices of the five trading days prior to the issuance of the shares of Series 2 Preferred Stock (the "Face Amount").

                                II.  DIVIDENDS

The Series 2 Preferred Stock will bear no dividends except as provided in
Section VIII(B).

                           III.  CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, the following terms shall have the following meanings:

     A. "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are permitted or required by law to be closed.

     B. "Common Stock" means the common stock, $.01 par value, of the Company.

     C.   "Conversion Date" has the meaning given in Article IV.

     D. "Holders" means the initial Holders of the Series 2 Preferred Stock and their permitted transferees.

     E. "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of December 31, 1997, among the Company and the purchasers named therein, as amended from time to time in accordance with the term thereof.

     F. "Warrants" means the stock purchase warrants to acquire shares of Common Stock issued by the Company to the initial Holders in connection with the transactions contemplated by the Securities Purchase Agreement.

                                IV.  CONVERSION

     A. Required Conversion on the Conversion Date. Provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series 2 Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "Securities Act") for resale by all Holders of such shares of Series 2 Preferred Stock and (iii) eligible to be traded on either the Nasdaq, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange, each share of Series 2 Preferred Stock outstanding on the date that the Registration Statement required pursuant to Section 2.1 of the Registration Rights Agreement is declared effective by the Securities and Exchange Commission (the "Conversion Date"), automatically shall be converted into shares of Common Stock, with each share of Series 2 Preferred Stock convertible into a single fully paid and



nonassessable share of Common Stock, except as provided by Wisconsin Statutes
Section 180.0622(2)(b) as judicially interpreted, (the "Conversion Ratio"), subject to adjustment as provided in Article X.

     B. Mechanics of Conversion. The Company shall notify each Holder by facsimile and overnight courier on the Conversion Date. As soon as practicable following the Conversion Date the Holder shall surrender or cause to be surrendered to the Company (or satisfy the provisions of Section XIII(A), if applicable) the certificates representing the Series 2 Preferred Stock being converted (the "Preferred Stock Certificates") accompanied by duly executed stock powers.

     C. Timing of Conversion. No later than the third Business Day following the Conversion Date (the "Delivery Period"), provided that the Company has received prior to such date the Preferred Stock Certificates (or the Holder has satisfied the provisions of Section XIII(A), if applicable) the Company shall issue and deliver to the Holder (or at its direction) that number of shares of Common Stock issuable upon conversion of such shares of Series 2 Preferred Stock being converted. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date. The Delivery Period shall be extended until the date of surrender to the Company of the Preferred Stock Certificates to be converted or satisfaction of the provisions of Section XIII(A), if applicable.

     D. Stamp, Documentary and Other Similar Taxes. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of Common Stock pursuant to conversion of the Series 2 Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of Common Stock to any person other than the registered holder of the Series 2 Preferred Stock.

     E. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Series 2 Preferred Stock, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

     F. Electronic Transmission. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Holder who shall have previously instructed such Holder's prime broker to confirm such request to the Company's transfer agent and upon the Holder's compliance with Article IV(C), the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

                    V.  RESERVATION OF AUTHORIZED SHARES OF
                                 COMMON STOCK

          The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the full conversion of all outstanding Series 2



Preferred Stock and issuance of the shares of Common Stock in connection therewith and the full exercise of the Warrants and issuance of the shares of Common Stock in connection therewith (the "Reserved Amount"). The Reserved Amount shall be allocated among the Holders as provided in Section XIII(B).

                            VI.  FAILURE TO CONVERT

          If, at any time, (x) the Conversion Date has occurred and the Company fails for any reason to deliver, on or prior to the fifth Business Day following the expiration of the Delivery Period for such conversion (said period of time being the "Extended Delivery Period"), such number of shares of Common Stock to which such Holder is entitled upon such conversion, or (y) the Company provides notice (including by way of public announcement) to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount) (each of (x) and (y) being a "Conversion Default"), then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to .5% of the Face Amount of the Series 2 Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Series 2 Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. "Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Company effects the conversion of the portion of the Series 2 Preferred Stock submitted for conversion and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue Common Stock in satisfaction of all conversions of Series 2 Preferred Stock in accordance with the terms of this Certificate of Designation. The Company shall promptly provide each Holder with notice of the occurrence of a Conversion Default with respect to any of the other Holders.

          The payments to which a Holder shall be entitled pursuant to this
Section VI(A) are referred to herein as "Conversion Default Payments." Conversion Default Payments shall be paid in cash. Such payment shall be made in accordance with and be subject to the provisions of Section XIII(E).

                    VII.  REDEMPTION DUE TO CERTAIN EVENTS

     A. Redemption Events. A "Redemption Event" means any one of the following (after expiration of the applicable cure period in the case of the events described in clauses (iv) and (vii):

          (i) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Series 2 Preferred Stock or upon exercise of the Warrants or required from time to time to be reserved pursuant to this Certificate of Designation or the Warrants) is suspended from trading on, or is not listed (and authorized) for trading on, the Nasdaq, the Nasdaq Small Cap Market, the American Stock Exchange, or the New York Stock Exchange for an aggregate of twenty (20) trading days in any twelve (12) month period;

          (ii) the Company fails, and any such failure continues uncured for seven (7) business days after the Company has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate for any shares of Common Stock issued to the Holders of Series 2 Preferred Stock upon



conversion of the Series 2 Preferred Stock or upon exercise of the Warrants as and when required by this Certificate of Designation, the Warrants, the Securities Purchase Agreement, or the Registration Rights Agreement, dated as of August 31, 1997, by and among the Company and the other signatories thereto (the "Registration Rights Agreement");

          (iii) the Company fails: (x) to cause the registration statement required pursuant to Section 2.1 of the Registration Rights Agreement to be declared effective on or before the one hundred fiftieth (150th) day following Closing in a manner which would allow the sale of all Registrable Securities (as defined in the Registration Rights Agreement) to the fullest extent permitted under Section 2.1 of the Registration Rights Agreement; or (y) to cause the holders of Series 2 Preferred Stock to be able to utilize such registration statement for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement), unless the Company is using its best efforts to remedy such inability to utilize such registration statement, subject to the Company's Board of Directors having determined in their good faith business judgment by resolution that the continued effectiveness of such registration statement would have a material adverse effect on the Company's ability to consummate a financing, acquisition, merger or joint venture, the failure of which to consummate would have a material adverse effect on the Company's financial condition, results of operations or future prospects; provided that in no event shall such failure exist for a total of more than thirty 30) days in any twelve (12) month period; or

          (iv) the Company fails, and such failure continues uncured for five
(5) business days after the Company has been notified thereof in writing by the Holder, for any reason to issue shares of Common Stock within ten (10) Business Days after the expiration of the Extended Delivery Period with respect to any conversion of Series 2 Preferred Stock.

     B. Redemption By Holder. During the continuation of a Redemption Event, each Holder shall have the right to elect at any time and from time to time by delivery of a Redemption Notice (as defined herein) to the Company while such Redemption Event continues, to require the Company to purchase for cash for an amount per share equal to the Redemption Amount (as defined herein) any or all of the then outstanding shares of Series 2 Preferred Stock held by such Holder.

     C. Definition of Redemption Amount. The "Redemption Amount" with respect to a share of Series 2 Preferred Stock means an amount equal to 1.25 times the aggregate Face Amount of the Series 2 Preferred Stock.

     D.   Redemption Defaults.  If the Company fails to pay any Holder the
Redemption Amount with respect to any share of Series 2 Preferred Stock within five (5) business days of its receipt of a notice requiring such redemption (a
"Redemption Notice"), then the Holder delivering such Redemption Notice (i)
shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus five percent (3%) and (y) the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder.  In the event the Company is not able to redeem all of the shares of Series 2 Preferred Stock subject to Redemption
Notices, the Company shall redeem shares of Series 2 Preferred Stock from each
Holder pro rata, based on the total number of shares of Series 2 Preferred
Stock included by such Holder in the Redemption Notice relative to the total number of shares of Series 2 Preferred Stock in all of the Redemption Notices.



     E. Capital Impairment. In the event that any section of the Wisconsin Business Corporation Law ("WCL"), would be violated by the redemption of any shares of Series 2 Preferred Stock that are otherwise subject to redemption pursuant to this Article VII, the Company: (i) will redeem the greatest number of shares of Series 2 Preferred Stock possible without violation of said Section; (ii) the Company thereafter shall use its best efforts to take all necessary steps permitted pursuant to this Certificate of Designation and the agreements entered into in connection with the issuance of Series 2 Preferred Stock pursuant hereto in order to remedy its capital structure in order to allow further redemptions without violation of said Section; and (iii) from time to time thereafter as promptly as possible the Company shall redeem shares of Series 2 Preferred Stock at the request of the Holders to the greatest extent possible without causing a violation of the WCL. In such case, any Holder shall have the right, at any time and from time to time, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Section IV(A)) all or any portion of the Redemption Amount plus any interest or other charges which have accrued into shares of Common Stock on a dollar for dollar basis based upon the most recently reported trading price for the Common Stock. In the event the Company is not able to redeem all the shares of the stock subject to Redemption Notices, the Company shall redeem shares of Series 2 Preferred Stock from each Holder pro rata, based on the total number of shares of Series 2 Preferred Stock included by such Holder in the Redemption Notice relative to the total number of Series 2 Preferred Stock in all Redemption Notices.


                          VIII.  RANK; PARTICIPATION

     A. Rank. All shares of the Series 2 Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of a majority of the Holders obtained in accordance with Article XII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series 2 Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Company hereafter created (with the consent of a majority of the Holders obtained in accordance with Article XII hereof) specifically ranking, by its terms, on parity with the Series 2 Preferred Stock (the "Pari Passu Securities"); and (iv) junior to the Class A Preferred Stock-Series 1 and any class or series of capital stock of the Company hereafter created (with the consent of a majority of the Holders obtained in accordance with Article XII hereof) specifically ranking, by its terms, senior to the Series 2 Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     B. Participation. Subject to the rights of the holders (if any) of Pari Passu Securities and Senior Securities, the Holders shall, as such Holders, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted their shares of Series 2 Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere contained) and had been issued such Common Stock on the day before the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                          IX.  LIQUIDATION PREFERENCE




     A. Liquidation of the Company. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the Holders of any shares of capital stock of the Company (other than Senior Securities and, together with the Holders of Series 2 Preferred Stock the Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series 2 Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

     B. Certain Acts Not a Liquidation. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

     C. Definition of Liquidation Preference. The "Liquidation Preference" with respect to a share of Series 2 Preferred Stock means an amount equal to the Face Amount thereof plus any other amounts that may be due from the Company with respect thereto pursuant to this Certificate of Designation through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

         X.  ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A.   Stock Splits, Stock Dividends, Etc.  If at any time on or after the
Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar



event, the Conversion Ratio shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Ratio shall be proportionately increased. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

     B. Major Transactions. If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Holder shall thereafter be entitled to receive consideration, in exchange for each share of Series 2 Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such
Holder: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "Major Transaction Consideration"), to which a Holder of the number of shares of Common Stock delivered upon conversion of such shares of Series 2 Preferred Stock would have been entitled upon such Major Transaction had the Holder's Series 2 Preferred Shares been converted (without regard to any limitations on conversion herein contained) on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefore as a part of such consolidation, merger or reclassification; and (ii) 125% of the Face Amount of such shares of Series 2 Preferred Stock in cash. No sooner than ten (10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier). Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under clause (i) of this Section X(B). If the Major Transaction Consideration does not consist entirely of United States dollars, such Holder may elect to receive United States dollars in an amount equal to the value, determined by a reputable accounting firm selected by the Company that is reasonably acceptable to a majority of the Holders of the Major Transaction Consideration in lieu of the Major Transaction Consideration which does not consist entirely of United States Dollars, by delivering notice of such election to the Company within five (5) days of the Holder's receipt of the Notice of Major Transaction.

     C. Adjustment Due to Distribution. If at any time after the Closing Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the Conversion Ratio shall be equitably adjusted to take account of such distribution.

     D. Purchase Rights. If at any time after the Closing Date, the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to



acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series 2 Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     E. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XI, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and
(iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series 2 Preferred Stock.

                              XI.  VOTING RIGHTS

     As set forth in Article V(1)(e) of these Articles of Incorporation, each share of Series 2 Preferred Stock will entitle the Holder to 1 vote per share on all matters submitted to a vote of shareholders.

                          XII.  PROTECTION PROVISIONS

     So long as any shares of Series 2 Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of a majority of the
Holders: (a) alter or change the rights, preferences or privileges of the Series 2 Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series 2 Preferred Stock; (c) create any Senior Securities; (d) create any Pari Passu Securities; (e) increase the authorized number of shares of Series 2 Preferred Stock; or (e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in any taxation with respect to the Series 2 Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof). Notwithstanding the foregoing, the Company may, without obtaining any additional consent of the Holders, create one or more additional series of preferred stock on substantially the same terms as set forth herein (except for the Face Amount), in an amount not to exceed a total of $5,000,000 of preferred shares sold in the same offering as the Series 2 Preferred Stock (the "Offering").

                             XIII.  MISCELLANEOUS

     A. Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock



Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Series 2 Preferred Stock.

     B. Allocation of Reserved Amount. The Reserved Amount shall be allocated among the Holders of the Series 2 Preferred Stock and any other series of preferred stock issued in the Offering in the same proportion as the number of preferred shares initially held by such Holder bears to the aggregate number of outstanding preferred shares issued in the Offering. Each increase to the Reserved Amount shall be allocated pro rata among the Holders based on the number of preferred shares held by each Holder at the time of the increase in the Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's preferred shares, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any preferred shares shall be allocated among the remaining Holders, pro rata based on the number of preferred shares then held by such Holders.

     C. Payment of Cash; Defaults. Whenever the Company is required to make any cash payment to a Holder under this Certificate of Designation (as a Conversion Default Payment, Redemption Amount or otherwise), such cash payment shall be made to the Holder by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due such Holder shall thereafter be entitled to interest on the unpaid amount until such amount is paid in full to the Holder at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus five percent (5%) and (y) the highest interest rate permitted by applicable law.

     D. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein; provided, however, that the Company shall be entitled to prepare summaries of this Certificate of Designation for purposes of complying with its disclosure obligations and in connection with bona fide disputes as to the operations of the provisions of this Certificate of Designation.

     E. Specific Shall Not Limit General. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.

     F. Failure or Indulgency Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, not shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.



                                   EXHIBIT 5



                               February 13, 1998



The Female Health Company
919 North Michigan Avenue
Suite 2208
Chicago, IL 60611

Gentlemen:                    Re:  Registration Statement on Form S-3

     We have acted as counsel for The Female Health Company, a Wisconsin corporation (the "Company"), in connection with the Company's registration of 1,239,247 shares (the "Shares") of its $.01 par value common stock at the request of the Selling Shareholders listed in the Registration Statement (defined below).

     In such capacity we have examined, among other documents, the Amended and Restated Articles of Incorporation of the Company, as amended, and the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering the sale by the Selling Shareholders of the Shares (the "Registration Statement"). Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that:

     1. The Company is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of the Department of Financial Institutions of the State of Wisconsin; (a) has filed with the Department of Financial Institutions during its most recently completed report year the required annual report; (b) is not the subject of a proceeding under Wisconsin Statutes Section 180.1421 to cause its administrative dissolution; (c) no determination has been made by the Department of Financial Institutions that grounds exist for such action; (d) no filing has been made with the Department of Financial Institutions of a decree of dissolution with respect to the Company; and (e) Articles of Dissolution of the Company have not been filed with the Department of Financial Institutions.

     2. The Shares are (or, after issuance upon exercise of certain warrants and conversion of certain Class A Convertible Preferred Stock--Series 2 in accordance with their terms, will be) legally issued, fully-paid and nonassessable, except as set forth in Wisconsin Statutes
Section 180.0622(2)(b), as interpreted.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-3.

                                     REINHART, BOERNER, VAN DEUREN,
                                       NORRIS & RIESELBACH, s.c.

                                     BY    /s/ David R. Krosner
                                     David R. Krosner

MW2\26124DRK:LG

                                 EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 20, 1997, which contains an explanatory paragraph relating to uncertainty as to the Company's ability to continue as a going concern, on the consolidated financial statements of The Female Health Company and subsidiary as of September 30, 1997 and for the years ended September 30, 1997 and 1996, which appears in the September 30, 1997, Annual Report on Form 10-KSB of The Female Health Company.

                                   /s/  McGladrey & Pullen, LLP


Schaumburg, Illinois
February 13, 1998



                                 EXHIBIT 99.3

                       AMENDMENT TO CONSULTING AGREEMENT


          THIS AMENDMENT TO CONSULTING AGREEMENT is made and entered into as of July 1, 1997 by and between C.C.R.I. CORPORATION (the "Consultant") and THE FEMALE HEALTH COMPANY (the "Company").

                                   RECITALS

          A. The Consultant and the Company are parties to a Consulting Agreement dated March 13, 1995 (the "Consulting Agreement").

          B. The Consultant and the Company wish to amend the Consulting Agreement in the form and manner set forth herein.

                                  AGREEMENTS

          Now, therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment to Consulting Agreement hereby agree as follows:

          1. Term. The Consulting Agreement is hereby extended by a period of two years until March 13, 1998.

          2. Stock Warrant Exercise Price. Paragraph 2(c) of the Consulting Agreement and paragraph 2 of the Consultant Warrant Agreement attached to the Consulting Agreement (the "Warrant") are hereby amended to provide that the purchase price for the purchase of shares of Common Stock upon exercise of the Warrant shall be $2.00 per share.

          3. Vesting. Paragraph 4 of the Consulting Agreement is hereby amended and restated in its entirety as follows:

          4    The Warrant shall vest in equal increments of 50,000 shares exercisable upon the occurrence of certain conditions set forth below:

               (a) The Warrant shall become exercisable as of 50,000 shares on March 13, 1995.

               (b) The second increment of 50,000 shares shall vest and become exercisable on September 1, 1997, if on or before said date the closing price of the Common Stock, wherever listed, is $4.00 per share or higher.

               (c) The third increment of 50,000 shares shall vest and become exercisable on January 1, 1998, if on or before said date the closing price of the Common Stock wherever listed is $7.50 per share or higher.

               In the event that any of the two stock performance parameters set forth above for a specific period is not met for such period, but in a subsequent period the stock performance parameters for such subsequent period is met, then, in addition to the shares which would otherwise be exercisable for such subsequent period pursuant to the terms hereof with respect to that performance parameter, any shares which have not vested for a prior period or periods shall also become exercisable on such subsequent period vesting date.
Warrants shares which have not vested as of March 13, 1998 in accordance with



these terms shall not be exercisable and this Warrant shall terminate as to such unvested shares after March 13, 1998.

          4. Full Force and Effect. Except as provided herein, the Consulting Agreement and the Warrant shall remain in full force and effect.

          5. Financing Assistance. Should C.C.R.I. and or any of its affiliates be instrumental in securing and syndicating any form of financing at any time during the six-month period following the date of this Amendment, C.C.R.I. will receive a cash fee equal to one percent (1%) of the net proceeds of such a financing actually received by the Company, plus appropriate warrants, if any (to be negotiated). C.C.R.I., in addition to essential introductions, will provide whatever assistance is necessary to bring the financing to a successful conclusion.

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to Consulting Agreement as of the date first above mentioned.

                                     THE FEMALE HEALTH COMPANY

                                     BY    /s/ O.B. Parrish
                                     O.B. Parrish, Chairman


                                     C.C.R.I. CORPORATION
                                     BY   /s/ Malcolm McGuire
                                     Malcolm McGuire, President



                                 EXHIBIT 99.4


                           THE FEMALE HEALTH COMPANY
                           919 North Michigan Avenue
                                  Suite 2208
                               Chicago, IL 60611


                               February 2, 1998



Malcolm McGuire, President
C.C.R.I. Corporation
3104 East Camelback Road
Suite 539
Phoenix, AZ 85016

Dear Malcolm:

     As we discussed, please be advised that if, on or before March 13, 1998, the closing price of a share of The Female Health Company's common stock, wherever listed, is $7.50 or higher, the final 50,000 shares under warrant to you will become fully vested and exercisable at the $2.00 per share exercise price specified in the warrant and in accordance with the other terms specified therein.

                              Yours very truly,

                              /s/O.B.Parrish

                              O.B. Parrish


MW2\34673OBP:PN



                                 EXHIBIT 99.5

                         SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of December 31, 1997, by and between THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Company"), with headquarters located at 919 North Michigan Avenue, Suite 2208, Chicago, Illinois 60611 and the purchasers ("Purchasers") set forth on the execution pages hereof.

                                   RECITALS

     A. The Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     B. Purchasers desire (a) to purchase, upon the terms and conditions stated in this Agreement, shares of the Company's Class A Preferred Stock - Series 2 (the "Preferred Shares"), in the form attached hereto as Exhibit A, convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and (b) to receive, in consideration for such purchase, Stock Purchase Warrants (the "Warrants"), in the form attached hereto as Exhibit B, to acquire shares of Common Stock. The shares of Common Stock to be issued to the Purchasers upon conversion of the Preferred Shares are referred to herein as the "Common Shares." The Company may, but shall not be obligated to, issue and sell up to an aggregate of $5,000,000 of Preferred Shares in this and subsequent closings (each, a "Closing"), provided that no further Closings of sales of Preferred Shares shall occur following the date that is 20 business days following the Closing Date specified in Section 1.3 of this Agreement. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as "Warrant Shares". The Preferred Shares, the Common Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the "Securities."

     C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                  AGREEMENTS

     NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:


                                   ARTICLE I
                    PURCHASE AND SALE OF PREFERRED SHARES

     1.1  Purchase of Preferred Shares.  Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Preferred Shares shall



be consummated in a "Closing". On the date of the Closing, subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII, the Company shall issue and sell to the Purchasers, and each Purchaser agrees to purchase from the Company, the number of Preferred Shares for the aggregate purchase price (the "Purchase Price") set forth under Purchaser's name on the signature page hereto executed by each Purchaser.

     1.2 Form of Payment. The Purchasers shall pay the Purchase Price for the Preferred Shares by wire transfer to the account designated pursuant to the Escrow Agreement by and among the Company, each Purchaser and the escrow agent ("Escrow Agent") designated therein in the form attached hereto as Exhibit D ("Escrow Agreement") upon delivery to the Escrow Agent of the Preferred Shares and the Warrants, all in accordance with the terms of the Escrow Agreement, and upon satisfaction of the other Closing conditions.

     1.3 Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in Articles VI and VII below, and further subject to the terms and conditions of the Escrow Agreement, the date and time of the issuance, sale and purchase of the Preferred Shares and Warrants pursuant to this Agreement shall be at 10:00 a.m. California time, on December 31, 1997.

     1.4 Warrants. In consideration of the purchase by Purchasers of the Preferred Shares, the Company shall at the Closing issue Warrants to the Purchasers to acquire an aggregate of 120,000 Common Shares for each $1,000,000 of Preferred Shares purchased.

                                  ARTICLE II
                       PURCHASER'S REPRESENTATIONS AND
                                  WARRANTIES

     Each Purchaser represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Purchaser, as set forth in this Article II. Each Purchaser makes no other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

     2.1 Investment Purpose. Purchaser is purchasing the Preferred Shares and the Warrants for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof in violation of the applicable securities laws. Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer the Preferred Shares or Warrants or any interest therein except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act, the rules and regulations promulgated pursuant thereto and applicable state securities laws. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights
Agreement. By making the representations in this Section 2.1, the Purchaser does not agree to hold the Securities for any minimum or other specific term



and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

     2.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D and Purchaser has indicated on a duly executed Investor Questionnaire and Representation Agreement in the form attached hereto as Exhibit E and delivered to the Company in which capacity that it so qualifies as an "accredited investor."

     2.3 Reliance on Exemptions. Purchaser understands that the Preferred Shares and Warrants are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Preferred Shares and Warrants.

     2.4 Information. Purchaser or its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by Purchaser, including without limitation the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997, the Company's Annual Report on Form 10-KSB for the Year ended September 30, 1996; Quarterly Report on Form 10-QSB for the period ended June 30, 1997; Quarterly Report on Form 10-QSB for the period ended June 30, 1997; Quarterly Report on Form 10-QSB for the period ended March 31, 1997; Quarterly Report on Form 10-QSB for the period ended December 31, 1996; Current Reports on Form 8-K filed with the SEC on March 7, 1997 and June 3, 1996; and Proxy Statement filed with the Securities and Exchange Commission ("SEC") on February 20, 1997 (such documents collectively, the "SEC Documents"), and an Offering Memorandum dated December 1, 1997 (the "Offering Memorandum"). Purchaser has reviewed the Offering Memorandum and has been afforded the opportunity to ask questions of the Company and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representatives nor any other disclosures or documents (including without limitation the SEC Documents) shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or in any Exhibit hereto or in any certificate issued in connection herewith or therewith. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk, including without limitation the risks and uncertainties disclosed in the SEC Documents. Subject to the foregoing, Purchaser acknowledges the disclosures presented under the caption "Risk Factors" in the Company's Form 10-K for the years ended September 30, 1996, and September 30, 1997, and the Offering Memorandum, and the incorporation of those disclosures by reference herein.

     2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     2.6  Transfer or Resale.  Purchaser understands that (i) the Securities have not been and, except as provided in the Registration Rights Agreement, are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred unless subsequently



registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof); (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder, and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

     2.7 Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Preferred Shares and Warrants and, until such time as the Common Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 (subject to and in accordance with the procedures specified in Article V hereof), the certificates for the Common Shares and Warrant Shares, will bear a restrictive legend (the "Legend") in substantially the following form:

 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR
     TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION
                          REQUIREMENTS OF THOSE LAWS.

     2.8 Authorization: Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws.

     2.9 Residency. Purchaser is a resident of only the jurisdiction set forth under Purchaser's name on the signature page hereto executed by Purchaser.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing as set forth in this Article III. The Company makes no other representations or warranties, express or implied, to the Purchasers in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Company to the Purchasers in connection with the transactions contemplated hereby shall



be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

     3.1 Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized and in active status under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing would have a Material Adverse Effect. "Material Adverse Effect" means any effect which, individually or in the aggregate with all other like effects, is or could reasonably be expected to be materially adverse to the business, operations, properties, financial condition, or operating results of the Company and its subsidiaries, taken as a whole on a consolidated basis or on the transactions contemplated hereby or on any of the Securities.

     3.2 Authorization: Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue, sell and perform its obligations with respect to the Preferred Shares and Warrants in accordance with the terms hereof and the terms of the Preferred Shares and Warrants, and to issue the Common Shares and Warrant Shares upon conversion of the Preferred Shares and exercise of the Warrants, respectively, in accordance with the terms and conditions of the Preferred Shares and Warrants, respectively; (b) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Shares and the Warrants, and the issuance and reservation for issuance of the Common Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and, except as set forth on Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency, and no filing with any person, body or agency, is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of the American Stock Exchange ("AMEX"), the National Association of Securities Dealers ("NASDAQ") or otherwise) except for the filing of an additional listing application with AMEX and the filing of a Form D with the SEC and the filing with and declaration of effectiveness by the SEC of one or more registration statements as contemplated by the Registration Rights Agreement; (c) this Agreement, the Registration Rights Agreement, certificates for the Preferred Shares, and the Warrants have been duly executed and delivered by the Company; and (d) this Agreement, the Registration Rights Agreement, the Preferred Shares, and the Warrants constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws.

     3.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the



Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Preferred Shares or the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants is set forth on Schedule 3.3. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable except as set forth in Wisconsin Statutes Section 180.0622(2)(b), as interpreted. No shares of capital stock of the Company (including the Common Shares and the Warrant Shares) are, and no such shares will be, subject to preemptive rights or any other similar rights of the stockholders of the Company or of any other person or entity or any liens or encumbrances created by the Company. Except as disclosed in Schedule 3.3 or in the SEC Documents, as of the date of this Agreement and as of the Closing Date, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) issuance of the Securities will not trigger antidilution or similar rights for any other present or future outstanding or authorized securities of the Company, and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), and the Company's By-laws as in effect on the date hereof (the "By-laws"). The Company has set forth on Schedule 3.3 or in the SEC Documents all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing or concerning securities convertible into or exercisable or exchangeable for Common Shares of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser).

     3.4 Issuance of Shares. The Common Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares and exercise of the Warrants in accordance with the terms thereof, as applicable, will be validly issued, fully paid and non-assessable except as set forth in Wisconsin Statutes Section 180.0622(2)(b), as interpreted, and free from all taxes, liens, claims and encumbrances directly or indirectly imposed or suffered by the Company or any of its subsidiaries, will be entitled to all rights and preferences accorded to a holder of Common Stock, subject to effectiveness of a registration Statement with respect to such shares, and to listing with AMEX, shall be entitled to be traded on the same markets and exchanges as the other shares of Common Stock of the Company are traded, and will not be subject to preemptive rights or other similar rights of stockholders of the Company or of any other person or entity. The Preferred Shares and Warrants are duly authorized and validly issued, fully paid and nonassessable except as set forth in Wisconsin Statutes Section 180.0622(2)(b), as interpreted, and free from all liens, claims and encumbrances directly or indirectly imposed or suffered by the Company or any of its subsidiaries or affiliates and will not be subject to preemptive rights or other similar rights of stockholders of the Company or of any other person or entity.

     3.5 No Conflicts. The execution, delivery and performance of this Agreement, the Preferred Shares, the Warrants and the Registration Rights



Agreement by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares, Common Shares, Warrants, and Warrant Shares) will not (a) result in a violation of the Certificate of Incorporation or By-laws or (b) breach, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and the rules and regulations of Nasdaq) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected (except for such possible breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or that are related to any inaccuracies or omissions in any representation or warranty of the Purchaser set forth herein). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as set forth on Schedule 3.5, or except (A) such as may be required under the Securities Act in connection with the performance of the Company's obligations under the Registration Rights Agreement, (B) filing of a Form D with the SEC, (C) compliance with the state securities or Blue Sky laws of applicable jurisdictions, and (D) filing of a listing application with AMEX, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Preferred Shares, the Warrants or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. Except as disclosed in the Company's Confidential Private Placement Memorandum dated as of December 1, 1997 (the "Offering Memorandum") the Company is not in violation of the listing requirements of AMEX, does not know of or anticipate any event which could be grounds for such delisting and does not reasonably anticipate that the Common Shares will be delisted by AMEX for the foreseeable future.

     3.6  SEC Documents.  Except as disclosed in Schedule 3.6, since September
30, 1996, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Company has delivered to each Purchaser true and complete copies of the SEC Documents, except for exhibits, schedules and incorporated documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the



SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained, and the Offering Memorandum does not contain, any untrue statement of a material fact or omitted to or, in the case of the Offering Memorandum, omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, as applicable, not misleading. None of the statements made in any such SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended.
The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and, fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments).
Except as set forth in the financial statements or the notes thereto of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice and
(iii) liabilities not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i), (ii) and (iii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries or to the transactions contemplated hereby or to the Securities. To the extent required by the rules of the SEC applicable thereto, the SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments existing as of the respective date of each such SEC Document (or such other date required by the rules of the SEC) to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). Except as set forth in
Schedule 3.6, none of the Company, its subsidiaries or, to the knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by the Company or its subsidiaries thereunder which would have a Material Adverse Effect. The Company has not provided to any Purchaser any material non-public information or any other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed as of the date of this Agreement and the Closing Date.

     3.7 Absence of Certain Changes. Since September 30, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company, except as disclosed in Schedule 3.7 or clearly evident in the SEC Documents.

     3.8  Absence of Litigation.  Except as disclosed in Schedule 3.8 or in the
SEC Documents, there is no action, suit, proceeding, inquiry or investigation



before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, which could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

     3.9 Disclosure. No information, statement or representation relating to or concerning the Company or any of its subsidiaries set forth in this Agreement or provided to a Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact. No information relating to or concerning the Company or any of its subsidiaries set forth in any of the SEC Documents contains a statement of material fact that was untrue as of the date such SEC Document was filed with the SEC. The Company has not omitted to state a material fact necessary in order to make the statements and representations made herein or therein, in light of the circumstances under which they were made, not misleading.

     3.10 Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between the Purchaser and the Company, are "arms-length", and that any statement made by Purchaser (except as set forth in Article II), or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon as such in any way by the Company, its officers or directors. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby have been based solely on an independent evaluation by the Company and its representatives.

     3.11 S-3 Registration. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

     3.12 No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

     3.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would either require registration of any of the Securities under the Act or prevent the parties hereto from consummating, or delay or interfere with the consummation of, the transactions contemplated hereby pursuant to an exemption from the registration under the Securities Act pursuant to the provisions of Regulation D. The transactions



contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the relevant representations and warranties herein contained of the Purchaser and of Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("Shoreline") in their letter to the Company dated as of December 31, 1997 (a copy of which is attached as Schedule 3.13 hereto) to the extent relevant for such determination. To the Company's knowledge, such representations and warranties of Shoreline are accurate.

     3.14 No Brokers. The Company has taken no action, directly or indirectly, which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Shoreline the fees of which shall be paid in full by the Company.

     3.15 Key Employees. O.B. Parrish and Mary Ann Leeper (each, a "Key Employee") are currently serving the Company in the capacity of Chairman and CEO and President and COO, respectively. No Key Employee, to the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries.

     3.16 Shareholder Rights Plan. The Company does not have in effect a shareholders rights plan or similar plan in the nature of a "poison pill."

     3.17 Dilution. The Company acknowledges that its obligation to issue Common Shares and Warrant Shares upon conversion of the Preferred Shares and exercise of the Warrants is (subject to the limitation on issuance of Common Shares which may be imposed by the rules of the AMEX) absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

     3.18 Certain Transactions. Except as disclosed in the SEC Documents and except for arm's length transactions pursuant to which the Company or any of its direct or indirect subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its direct or indirect subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its direct or indirect subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     3.19 Permits; Compliance.  The Company and each of its direct and indirect subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to



carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its direct or indirect subsidiaries is in breach of, or in default or violation of, any of the Company Permits, except for any such breaches, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 30, 1996, neither the Company nor any of its direct or indirect Subsidiaries has received any notification with respect to possible breaches, defaults or violations of applicable laws, except for notices relating to possible breaches, defaults or violations, which breaches, defaults or violations would not have a Material Adverse Effect.

     3.20 Insurance. The Company and each of its direct and indirect subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such direct or indirect subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                                  ARTICLE IV
                                   COVENANTS

     4.1 Reasonable Efforts. The parties shall use their reasonable efforts to timely satisfy each of the conditions described in Articles VI and VII of this Agreement.

     4.2 Securities Laws. The Company agrees to timely file a Form D with respect to the Securities with the SEC as required under Regulation. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC promptly following the date of the last Closing. The Company shall, on or prior to the date of Closing, take such action as is necessary to qualify the Securities for sale to the Purchaser in compliance with applicable securities laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the date of the Closing.

     4.3 Reporting Status. So long as the Purchaser or any direct or indirect transferee, assignee or participant of Purchaser or of such transferee, assignee or participant in a transaction of the type referred to in Section 5.1(b) below ("Purchaser Transferee"), beneficially owns any of the Securities,
(a) the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, and
(b) the Company will maintain its ability and eligibility to register the resale of its Common Shares on Form S-3; provided, however, that the foregoing requirement need not be satisfied after the time the Purchaser or a Purchaser Transferee can resell the securities without restriction under the Securities Act.




     4.4 Information. The Company agrees to send the following reports to the Purchaser and, if applicable, Purchaser's Transferee until the Purchaser and Purchaser's Transferee transfers, assigns or sells all of its Securities in transactions in which the transferee is (unless such transferee is an affiliate) not subject to securities law resale restrictions: (a) within three
(3) business days after the filing with the SEC, a copy of its Annual Report on Form 10-K or Form 10-KSB, its Quarterly Reports on Form 10-Q or Form 10-QSB, any proxy statements and any Current Reports on Form 8-K; and (b) within one
(1) business day after release, copies of all press releases issued by the Company or any of its subsidiaries. The Company further agrees to promptly provide to the Purchaser and Purchaser's Transferee at their cost any information with respect to the Company, its properties, or its business or Purchaser's investment as the Purchaser and Purchaser's Transferee may reasonably request; provided, however, that the Company shall not be required to give the Purchaser any material nonpublic information. If any information requested by the Purchaser from the Company contains material nonpublic information, the Company shall inform the Purchaser in writing that the information requested contains material nonpublic information and shall in no event provide such information to Purchaser.

     4.5 Listing. The Company shall continue the uninterrupted listing and trading of its Common Stock and the Common Shares and Warrant Shares on the AMEX, the Nasdaq National Market or the New York Stock Exchange; and comply in all material respects with the Company's reporting, filing and other obligations under the By-laws and rules of such Exchange or Nasdaq, as applicable. If and so long as the Common Stock and the Common Shares are not listed on one of such Exchanges or Nasdaq, as partial compensation for the added liquidity risk of such delisting the Company shall be obligated to make the following additional cash payments (the "Delisting Payments"). The Delisting Payments will be equal to one-half of one percent (1/2%) of the Purchase Price of any outstanding Preferred Shares and Common Shares for each month (or part thereof) following the date the Common Stock is delisted (the "Delisting Date") continuing through the date the Common Stock is listed on one of such Exchanges or Nasdaq (the "New Listing"). The Delisting Payments will be paid to the holder of the Common Shares in cash within five (5) business days following the earlier of (i) the end of each month following the Delisting Date, or (ii) the effective date of the New Listing. Nothing herein shall limit the Preferred Share holder's right to pursue actual damages for the Company's failure to maintain its listing on such Exchange or Nasdaq. The Company's obligations under this Section 4.5 shall terminate on the earlier of
(x) the date that all of the Common Shares have been resold by the Purchasers and (y) the second anniversary of the Closing Date.

     4.6 Prospectus Delivery Requirement. The Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Shares in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by the Purchaser of the Common Shares being sold, and the Purchaser shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

                                   ARTICLE V
          LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

     5.1 Removal of Legend. The Legend shall be removed and the Company shall issue, or shall cause to be issued, a certificate without such Legend to the



holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, (a) the resale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Security can be sold pursuant to Rule 144, the Holder provides the Company with reasonable assurances that the Security can be so sold without restriction, and a registered broker dealer provides to the Company's transfer agent and counsel copies of (i) a "will sell" letter satisfying the guidelines established by the SEC and its staff from time to time and (ii) a customary seller's representation letter with respect to such a sale to be made pursuant to Rule 144 and (iii) a Form 144 in respect of such Security executed by such holder and filed (or mailed for filing) with the SEC or (d) such Security can be sold pursuant to Rule 144(k). Each Purchaser agrees to sell all registered Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement, in accordance with the manner of distribution described in such registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and the Security is to be disposed of other than pursuant to the registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Security shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act. Also, in the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

5.2  Transfer Agent Instructions.  The Company shall instruct its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, for the Common Shares and the Warrant Shares in such amounts specified from time to time by the Purchaser upon conversion or exercise of the Preferred
Shares and the Warrants, respectively.  Such certificates shall bear the Legend only to the extent provided by Section 5.1 above.  The Company covenants that no instruction other than such instructions referred to in this Article V, and stop transfer instructions to give effect to Section 2.6 hereof in the case of the Common Shares and Warrant Shares prior to registration of the Common Shares and Warrant Shares under the Securities Act or "black-out" periods as provided in the Registrations Rights Agreement between the Company and the Purchaser, dated of such date herewith, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company.  Nothing in this Section shall affect in any way the
Purchaser's obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a



prospectus as required in Section 5.1 in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) the Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) the Purchaser transfers Securities to an affiliate which is an accredited investor (within the meaning of Regulation D under the Securities Act) and which delivers to the Company in written form the same representations, warranties and covenants made by Purchaser hereunder or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Common Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by the Purchaser.

                                  ARTICLE VI
                CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

6.1 The obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to the Purchaser at the Closing is subject to the satisfaction, as of the date of the Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(i) The Purchaser shall have executed the signature page to this Agreement, the Registration Rights Agreement and the Escrow Agreement and delivered the same to the Company and Shoreline. The Purchaser shall have completed and executed the Investor Questionnaire and Representation Agreement and delivered the same to the Company and Shoreline.

(ii) The Purchaser shall have wired to the account of the Escrow Agent pursuant to the Escrow Agreement the Purchase Price.

(iii) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                                  ARTICLE VII
             CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE

7.1  The obligation of the Purchaser hereunder to purchase the Preferred Shares and Warrants to be purchased by it on the date of the Closing is subject to the satisfaction as of the date of the Closing, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit



and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

(i) The Company shall have executed the signature page to this Agreement, the Registration Rights Agreement and the Escrow Agreement and delivered the same to Purchaser and Shoreline.

(ii) The Company shall have delivered to the Escrow Agent duly issued Preferred Shares being so purchased by Purchaser and certificates for the Warrants being issued to the Purchaser at the Closing in such number and denominations as are reasonably requested by Purchaser.

(iii) The Common Stock shall be listed on AMEX and trading in the Common Shares shall not have been suspended or limited by AMEX or the SEC or other regulatory authority, and no such proceeding seeking suspension shall be pending.

(iv) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing to the foregoing effect.

(v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(vi) Purchaser shall have received opinions of Reinhart, Boerner, Van Deuren Norris & Rieselback, S.C., dated as of the Closing, in the form attached hereto as Exhibit F.

                                 ARTICLE VIII
                         GOVERNING LAW; MISCELLANEOUS

8.1  Governing Law: Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of Wisconsin (in respect of matters of corporation law) and the laws of the State of New York (in respect of all other matters) applicable to contracts made and to be performed in the State of New
York.  The parties hereto irrevocably consent to the jurisdiction of the United
States federal courts and state courts located in the County of New York in the
State of New York in any suit or proceeding based on or arising under this
Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts.  The Company and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum.
The Company and each Purchaser further agrees that service of process upon the
Company or such Purchaser, as applicable, mailed by the first class mail in accordance with Section 8.6 shall be deemed in every respect effective service of process upon the Company or such Purchaser in any suit or proceeding arising



hereunder. Nothing herein shall affect any Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to trial by jury under applicable law.

8.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall promptly cause additional original executed signature pages to be delivered to the other parties.

8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

8.5 Entire Agreement: Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

     8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

If to the Company:

The Female Health Company
919 North Michigan Avenue
Suite 2208
Chicago, IL  60611
Telephone:  (312) 280-2281
Telecopy:  (312) 280-9204
Attention:  Ms. Mary Ann Leeper, Ph.D.

with a copy to:

Reinhart, Boerner, Van Deuren, Et.Al.
1000 North Water Street
PO Box 92900
Milwaukee, WI 53202-0900
Telephone: (414) 298-8311



Telecopy: (414) 298-8097
Attention:  Mr. David Krosner, Esq.

If to a Purchaser, to the address set forth below:

Professional Edge Fund, LLC
1900 Market Street
Suite 702
Philadelphia, PA  19103
Telephone: (215) 561-3404
Telecopy: (215) 567-1918
Attention:  Mr. Dan Hoversten

JMG Capital Partners, L.P.
1999 Avenue of the Stars
Suite 1950
Los Angeles, CA  90067
               Telephone: (310) 201-2619
Telecopy: (310) 201-2759
Attention:  Mr. Uzi Zimmerman

Triton Capital Investments, L.P.
c/o JMG Capital Partners, L.P.
1999 Avenue of the Stars
Suite 1950
Los Angeles, CA  90067
               Telephone: (310) 201-2619
Telecopy: (310) 201-2759
Attention:  Mr. Uzi Zimmerman


in each case with a copy to:

Shoreline Pacific Institutional Finance
3 Harbor Drive, Suite 211
Sausalito, CA  94965
Telephone: (415) 332-7800
Telecopy: (415) 332-7808
Attention:  General Counsel


Each party shall provide notice to the other party of any change in address.

     8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Purchaser may subject to and in compliance with Section 5.2 hereof, assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities
Act) and agrees in writing to be bound by this Agreement. This provision shall not limit the Purchaser's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Purchaser's rights hereunder to any such transferee pursuant to the terms of this Agreement.



     8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     8.9 Survival. The representations and warranties of the Company and the Purchaser and the agreements and covenants set forth herein shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Company or any Purchaser as the case may be. The Company and each Purchaser agrees to indemnify and hold harmless the Company or any Purchaser as the case may be and each of such party's respective officers, directors, employees, partners, agents and affiliates for loss or damage or expenses (including reasonable attorneys fees) arising as a result of or related to any breach or alleged breach by the Company or any Purchaser as the case may be of any of their respective representations or covenants set forth herein, including advancement of expenses as they are incurred.

     8.10 Public Filings: Publicity. As soon as practicable following Closing, the Company shall issue a press release with respect to the transactions contemplated hereby. The Company and the Purchaser shall have the right to approve before issuance any press releases, SEC or AMEX or other exchange filings, or any other public statements with respect to the transactions contemplated hereby (which approval shall not be unreasonably withheld or delayed); provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or SEC, AMEX, Nasdaq or other exchange filings with respect to such transactions as is required by applicable law and regulations (although the Company shall make all reasonable efforts to consult with the Purchaser in connection with any such press release prior to its release and shall provide the Purchaser with a copy thereof as provided in Section 4.4 hereof).

     8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     8.12 Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company and each Purchaser acknowledges that a breach by it of its respective obligations hereunder will cause irreparable harm to each Purchaser, in the case of the Company, and the Company, in the case of a Purchaser. Accordingly, the Company and each Purchaser acknowledges that the remedy at law for a material breach of its respective obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company or a Purchaser, as the case may be, of the provisions of this Agreement, that a Purchaser or the Company, as the case may be, shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

     IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused



this Agreement to be duly executed as of the date first above written.


THE FEMALE HEALTH COMPANY


By:    M.A. Leeper
Name:  M.A. Leeper
Title:  President

                     [SIGNATURES CONTINUED ONTO NEXT PAGE]



PURCHASER:


PROFESSIONAL EDGE FUND, LLC



By:    Dan Hovertsen
       Dan Hoversten
       Portfolio Manager, Professional Edge Fund, LLC
DATE:          12/31/97

     Aggregate Subscription Amount

     Preferred Shares Purchased:             364,963
     Warrants Purchased:                     120,000


                     [SIGNATURES CONTINUED ONTO NEXT PAGE]



PURCHASER:


JMG CAPITAL PARTNERS, L.P.


By:   Jonathan Glaser
     Jonathan Glaser
     President, JMG Capital Management, Inc.
     General Partner, JMG Capital Partners, L.P.
DATE:          12/31/97

     Aggregate Subscription Amount

     Preferred Shares Purchased:        182,482
     Warrants Purchased:                60,000


TRITON CAPITAL INVESTMENTS, LTD



By:  Jonathan Glaser
     Jonathan Glaser
     Vice President, Triton Capital Investments, Ltd.
DATE:          12/31/97


     Aggregate Subscription Amount

     Preferred Shares Purchased:        182,482
     Warrants Purchased:                 60,000



                                 EXHIBIT 99.6

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 31, 1997 (the "Agreement"), is made by and between THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Company"), and the undersigned investors (the "Initial Investors").

                             W I T N E S S E T H :

     WHEREAS, in connection with the Securities Purchase Agreement dated December 31, 1997 between the Initial Investors and the Company (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of said Purchase Agreement, to issue and sell to the Initial Investors shares of the Company's Class A Preferred Stock - Series 2 (the "Preferred Shares"), convertible into shares of the Company's Common Shares, par value $0.01 per share (the "Common Stock"), together with Stock Purchase Warrants (the "Warrants") to purchase additional shares of Common Stock. The shares of common stock of the Company into which the Preferred Shares are convertible and the Warrants are exercisable for are collectively referred to herein as the "Common Shares."

     WHEREAS, to induce the Initial Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws with respect to the Common Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

     1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          (a) "Holders" are stockholders of the Company who, by virtue of agreements with the Company, are entitled to include their securities in certain Registration Statements filed by the Company.

          (b) "Initial Investors" includes any transferee or assignee of the Investor who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

          (c) "Investors" refers to the investors who purchased Preferred Shares from the Company as a part of the Offering.

          (d)  "Registrable Securities" means the Common Shares, together with any shares of Common Stock which may be issued as a dividend or other distribution and any additional shares of Common Stock which may be issued due to anti-dilution adjustments with respect to the Preferred Shares or Common
Shares, which are required to be included in a Registration Statement pursuant



to Section 2(a) below.

          (e) "Registration Period" means the period between the date of this Agreement and the earlier of (i) the date on which all of the Registrable Securities have been sold, or (ii) the date on which the Registrable Securities (in the reasonable opinion of Investors' counsel) may be immediately sold without registration by other than affiliate.

          (f) "Registration Statement" means a registration statement filed with the Securities and Exchange Commission (the "SEC") under the 1933 Act.

          (g) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the 1933 Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

     2.   Registration.

          (a) Mandatory Registration. The Company will file a Registration Statement with the SEC registering the Registrable Securities for resale within fifteen (15) days after the final closing (the "Final Closing Date") of the Company's sale of the Preferred Shares and Warrants in the Offering to which this Agreement relates (which Final Closing Date will occur within twenty (20) business days of the closing of the purchase of the Preferred Shares by the Initial Investor (the "Closing Date"). To the extent allowable under the 1933 Act, the Registration Statement shall include the Common Shares and such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Company shall use its reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable after filing and in any event no later than 90 days following the Final Closing Date (the "Required Effective Date"). Such reasonable efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC. Should the Company receive notification from the SEC that the Registration Statement will receive no action or no review from the SEC, the Company shall cause such Registration Statement to become effective within five (5) business days of such SEC notification. Once declared effective by the SEC, the Company shall use all reasonable efforts to cause such Registration Statement to remain effective throughout the Registration Period.

          (b) Late Registration Payments. If the Registration Statement required pursuant to Section 2(a) above has not been declared effective by the Required Effective Date, the Company will make cash payments to the Investor as partial compensation for such delay (the "Late Registration Payments"). The Late Registration Payments will be equal to two percent (2%) of the purchase price paid for the Preferred Shares for the first month following the Required Effective Date and three percent (3%) of said purchase price for each month thereafter, continuing through the date the Registration Statement is declared effective by the SEC. The Late Registration Payments will be prorated on a daily basis for partial months and will be paid to the Initial Investors in cash within five (5) business days following the earlier of: (i) the end of each month following the Required Effective Date, or (ii) the effective date of the Registration Statement. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to file a Registration



Statement or to have it declared effective by the SEC on or prior to the Required Effective Date in accordance with the terms of this Agreement.

          (c)  Piggyback Registrations.      If, at any time prior to the
expiration of the Registration Period, the Company has not complied with its obligations pursuant to Section 2(a) above and it decides to register any of its securities for its own account or for the account of others (excluding registrations relating to equity securities to be issued solely in connection with an acquisition of any entity or business or in connection with stock option or other employee benefit plans), the Company will promptly give the Investors written notice thereof, and will use its reasonable efforts to include in such registration all or any part of the Registrable Securities so requested by such Investors (excluding any Registrable Securities previously included in a Registration Statement). Each Investor's request for registration must be given to the Company in writing within ten (10) days after receipt of the notice from the Company. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Investors as part of the above-described written notice. In such event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation would be necessary to effect an orderly public distribution, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which such Investors have requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro-rata among all Holders of the Company's securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by such Holders; provided, however, that the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the Holders of which are not entitled by right to inclusion of securities in such Registration Statement. No right to registration of Registrable Securities under this Section 2(c) shall be construed to limit in any way the registration required under Section 2(a) above. The obligations of the Company under this Section 2(c) will expire upon the earlier of: (i) the effectiveness of the Registration Statement filed pursuant to Section 2(a) above; (ii) after the Company has afforded the opportunity for the Investors to exercise registration rights under this
Section 2(c) for two registrations; provided, however, that any Investor who shall have had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2(c) shall be entitled to include in any additional Registration Statement filed by the Company the Registrable Securities so excluded; or (iii) when all of the Registrable Securities held by any Investor who is not an affiliate of the Company may be sold by such Investor under Rule 144 under the 1933 Act without being subject to any volume restrictions.

          (d) Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the resale by the Investors of the Registrable Securities, and the Company shall use its best efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

     3. Additional Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall have the following additional obligations:



          (a) The Company shall keep the Registration Statement effective pursuant to Rule 415 under the 1933 Act at all times during the Registration Period as defined in Section 1(e) above.

          (b) The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, shall comply with the provisions of the 1933 Act applicable to the Company with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in the Registration Statement. In the event the number of shares of Common Stock included in a Registration Statement filed pursuant to this Agreement (excluding piggyback registrations as provided for in Section 2(c) above) is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement and/or file a new Registration Statement so as to cover all of the Registrable Securities as soon as practicable, but in no event more than twenty (20) business days after the Company first determines (or reasonably should have determined) the need therefor. The Company shall use its reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The Late Registration Payment provisions of
Section 2(b) above shall become applicable with respect to the effectiveness of such amendment and/or new Registration Statement on the sixtieth (60th) day following the date the Company first determines (or reasonably should have determined) the need for the amendment and/or new Registration Statement.

          (c) The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto; each preliminary prospectus and final prospectus and each amendment or supplement thereto; and, in the case of the Registration Statement required under Section 2(a) above, each substantive letter written by or on behalf of the Company to the SEC and each item of each substantive correspondence from the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment); and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

          (d)  The Company shall use its reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations as may be necessary to maintain the effectiveness thereof during



the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing provision, the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause more than nominal expense or burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

          (e) In the event Investors who hold a majority in interest of the Registrable Securities being offered in an offering select underwriters for such offering, the Company shall enter into and perform its obligations under an underwriting agreement in usual and customary form including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering. The Company shall be responsible for payment of the fees of such underwriters and the attorney fees and costs incurred by one attorney selected by such Investors to represent their interests in the underwritten offering.

          (f) The Company shall notify each Investor who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a "Suspension Event"). The Company shall make such notification as promptly as practicable after the Company becomes aware of such Suspension Event, shall promptly use its reasonable efforts to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and shall deliver a copy of such supplement or amendment to each Investor. Notwithstanding the foregoing provision, the Company shall not be required to maintain the effectiveness of the Registration Statement or to amend or supplement the Registration Statement for a period (a "Delay Period") expiring upon the earlier to occur of (i) the date on which such material information is disclosed to the public or ceases to be material, (ii) if applicable, the date on which the Company is able to comply with its disclosure obligations and SEC requirements related thereto, or (iii) forty five (45) days after the occurrence of the Suspension Event; provided, however, that there shall not be more than two Delay Periods in any twelve (12) month period.

          (g) The Company shall use its reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, shall use its reasonable efforts to obtain the withdrawal of such order at the earliest possible time and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

          (h)  The Company shall permit a single firm of counsel designated by the Investors who hold a majority in interest of the Registrable Securities being sold pursuant to such registration to review the Registration Statement



and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects.

          (i) In the event of a Registration Statement in an underwritten offering, at the request of the Investors who hold a majority in interest of the Registrable Securities being sold pursuant to such registration, the Company shall furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and Investors.

          (k) The Company shall make available for inspection by any Investor whose Registrable Securities are being sold pursuant to such registration, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

          (l) The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant hereto unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of



competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          (m) The Company shall use its reasonable efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the Nasdaq National Market System or, if, despite the Company's reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure listing on a national securities exchange or Nasdaq authorization and quotation for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

          (n) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

          (o) The Company shall cooperate with the Investors who hold Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the denominations or amounts as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Investors may reasonably request; and, within five business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) instructions to the transfer agent to issue new stock certificates without a legend and an opinion of such counsel that the Common Shares have been registered.

          (p) the Company shall take all other reasonable actions reasonably requested by the Investors which are necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

     4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each



Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If within five (5) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor.

          (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

          (c) In the event Investors holding a majority in interest of the Registrable Securities being registered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

          (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          (e) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriter applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.



     5. Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

     6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the 1933 Act or the Exchange Act, any underwriter (as defined in the 1933 Act) for the Investors, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the 1933 Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the 1933 Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act or any state securities law or any rule or regulation (the matters in the foregoing clauses
(i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (B) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or



supplemented, if a prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

          (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement, and such Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c)  Promptly after receipt by an Indemnified Person or Indemnified
Party under this Section 6 of notice of the commencement of any action
(including any governmental action), such Indemnified Person or Indemnified
Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and this indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or
Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the
indemnifying party would be inappropriate due to actual or potential differing



interests between such Indemnified Person or Indemnified Party and other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. Contribution. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. Assignment of Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to transferees or assignees of all or any portion of such securities only if (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment,
(ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement, and (vi) such transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act.

     9. Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

     10.  Third Party Beneficiary.  The parties acknowledge and agree that
Shoreline Pacific Institutional Finance, the Institutional Division of
Financial West Group ("Shoreline"), shall be deemed a third party beneficiary



of the Company's agreements and representations set forth in this Agreement, entitled to enforce the terms thereof, and to indemnification for any damages resulting to Shoreline from any actual or threatened breach thereof by the Company, both in Shoreline's personal capacity and, should Shoreline so elect, and provided that Shoreline has obtained the prior written consent of the Investor, on behalf of the Investor.

     11.  Miscellaneous.

          (a) Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          (b) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (with return receipt requested) or delivered personally or by courier (including a nationally recognized overnight delivery service) or by facsimile transmission. Any notice so given shall be deemed effective three days after being deposited in the U.S. Mail, or upon receipt if delivered personally or by courier or facsimile transmission, in each case addressed to a party at the following address or such other address as each such party furnishes to the other in accordance with this Section 12(b):

If to the Company:

The Female Health Company
919 North Michigan Avenue
Suite 2208
Chicago, IL  60611
Telephone:  (312) 280-2281
Telecopy:  (312) 280-9204
Attention:  Ms. Mary Ann Leeper, Ph.D.

with a copy to:

Reinhart, Boerner, Van Deuren, Et.Al.
1000 North Water Street
PO Box 92900
Milwaukee, WI 53202-0900
Telephone: (414) 298-8311
Telecopy: (414) 298-8097
Attention:  Mr. David Krosner, Esq.

If to a Purchaser, to the address set forth below:

Professional Edge Fund, LLC
1900 Market Street
Suite 702
Philadelphia, PA  19103
Telephone: (215) 561-3404
Telecopy: (215) 567-1918
Attention:  Mr. Dan Hoversten



JMG Capital Partners, L.P.
1999 Avenue of the Stars
Suite 1950
Los Angeles, CA  90067
Telephone: (310) 201-2619
Telecopy: (310) 201-2759
Attention:  Mr. Uzi Zimmerman

Triton Capital Investments, L.P.
c/o JMG Capital Partners, L.P.
1999 Avenue of the Stars
Suite 1950
Los Angeles, CA  90067
               Telephone: (310) 201-2619
Telecopy: (310) 201-2759
Attention:  Mr. Uzi Zimmerman

in each case with a copy to:

Shoreline Pacific Institutional Finance
3 Harbor Drive, Suite 211
Sausalito, CA  94965
Telephone: (415) 332-7800
Telecopy: (415) 332-7808
Attention:  General Counsel


          (c) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws (other than Section 5-1401, or a similar successor provision, of the New York General Obligations
Law), and any disputes arising hereunder will be adjudicated in federal or state court situated therein. Each party hereto consents to such venue in New York and to the personal and subject matter jurisdiction of said courts and, to the extent permitted by applicable law, agrees to waive any objection as to such jurisdiction or venue, and agrees not to assert any defense based on lack of jurisdiction or venue.

          (e) Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (f) Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the



subject matter hereof.

          (g) Successors and Assigns. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (h) Use of Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (i) Headings. The headings and subheadings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures shall be binding on the parties hereto.

          (k) Further Acts. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (l) Consents. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding a majority of the Registrable Securities, determined as if all shares of preferred stock of the Company issued in the Offering and all Warrants then outstanding had been converted into or exercised for Registrable Securities.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]



IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

THE FEMALE HEALTH COMPANY



By:       M.A. Leeper
Name:     M.A. Leeper
Title:    President


INVESTORS:


PROFESSIONAL  EDGE  FUND, LLC


By:  Dan Hoversten
     Dan Hoversten
     Portfolio Manager, Professional Edge Fund, LLC
DATE:     12/31/97


                     [SIGNATURES CONTINUED ONTO NEXT PAGE]



INVESTORS:


JMG CAPITAL PARTNERS, L.P.


By:  Jonathan Glaser
     Jonathan Glaser
     President, JMG Capital Management, Inc.
     General Partner, JMG Capital Partners, L.P.
DATE:     12/31/97


TRITON CAPITAL  INVESTMENTS, LTD


By:  Jonathan Glaser
     Jonathan Glaser
     Vice President, Triton Capital Investments, Ltd.
DATE:     12/31/97



                                 EXHIBIT 99.7


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                   COMMON STOCK PURCHASE WARRANT CERTIFICATE

                           Dated:  December 31, 1997

                  to Purchase [NO] Shares of Common Stock of

                           THE FEMALE HEALTH COMPANY

     THE FEMALE HEALTH COMPANY a Wisconsin corporation (the "Company"), hereby certifies that [HOLDER] its permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on December 31, 1997 and terminating on December 31, 2001, up to [NO SHARES] (#) shares (each a "Share" and collectively the "Shares") of the Company's common stock (the "Common Stock"), at an exercise price per Share equal to the Exercise Price (as defined below). The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

     1.   Exercise of Warrants.

          (a) Upon presentation and surrender of this Common Stock Purchase Warrant Certificate ("Warrant Certificate" or "Certificate"), or a lost certificate affidavit in form reasonably acceptable to the Company, accompanied by a completed Election to Purchase in the form attached hereto as Exhibit A (the "Election to Purchase") duly executed, at the office of the Company at 919 North Michigan Avenue, Suite 2208, Chicago, Illinois 60611, Attn: Dr. Mary Ann Leeper, Ph.D., together with a check payable to the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased, the Company or the Company's Transfer Agent as the case may be, shall, within two
(2) trading days of receipt of the foregoing, deliver to the Holder hereof, certificates of fully paid and non-assessable (except as set forth in Wisconsin Statutes Section 180.0622(2)(b), as interpreted) Common Stock which in the aggregate represent the number of Shares being purchased; provided, however, that the Holder may utilize the cashless exercise provisions set forth below in lieu of tendering the Exercise Price in cash if the Company agrees to such election in writing. The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder if the Holder provides the Company with a legal opinion of counsel, acceptable to the Company and its counsel, that the issuance of the certificate to other than the Holder is permitted under applicable federal and state securities laws and does not affect the exemption from registration relied upon by the Company in this Offering. All or less than all of the Warrants represented by this Certificate may be exercised and, in case of the exercise of less than all, the Company, upon surrender hereof, will at the



Company's expense deliver to the Holder a new Warrant Certificate or Certificates (in such denominations as may be requested by the Holder) of like tenor and dated the date hereof entitling said holder to purchase the number of Shares represented by this Certificate which have not been exercised and to receive Registration Rights with respect to such Shares, and all other rights with respect to the shares which the Holder has on the date hereof.

          (b) Cashless Exercise. Notwithstanding the foregoing provision regarding payment of the Exercise Price in cash, the Holder may request in writing and, provided the Company agrees in writing, receive a reduced number of Shares in lieu of tendering the Exercise Price in cash. In such case, the number of Shares to be issued to the Holder shall be computed using the following formula:

                    X = Y(A-B)
                        A

where:    X = the number of Shares to be issued to the Holder;
          Y = the number of Shares to be exercised under this Warrant
Certificate;
          A = the Market Value (defined below) of one share of Common Stock;
and
          B = the Exercise Price.

As used herein, "Market Value" refers to the closing bid price of the Common Stock (as reported by Bloomberg L.P.) on the trading day before the Election to Purchase and this Warrant Certificate are duly surrendered to the Company for a full or partial exercise hereof. Notwithstanding the foregoing definition, if the Common Stock is not listed on a national securities exchange or quoted in the Nasdaq System at the time said Election to Purchase is submitted to the Company in the foregoing manner, the Market Value of the Common Stock shall be as fairly determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition, or other consolidation pursuant to which the Company is not the surviving entity and this Warrant is exercised in connection therewith, in which case the Market Value of the Common Stock shall be deemed to be the value received per share by the Company's common stockholders pursuant to such merger, acquisition or other consolidation.

          (c)  Exercise Price.  The exercise price per Share ("Exercise Price")
shall be the lesser of (i) $3.425 and (ii) the Variable Conversion Price.
"Variable Conversion Price" means, as of the date of any Election to Purchase delivered to the Company in accordance with the terms of this Warrant, the average of the three Closing Bid Prices per Share for any three consecutive trading days, as selected by the Holder (and identified in the Election to
Purchase), during the 30 consecutive trading day period ("Lookback Period")
ending on the trading day immediately prior to the date of such Election to
Purchase (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during the Lookback Period), subject to adjustment as provided in this Warrant.  "Closing Bid Price" means, for the Common Stock as of any date, the closing bid price per share of Common
Stock on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting closing bid prices of the Common Stock, or if the foregoing does not apply, the last reported sale price of the Common Stock on the over-the-counter



market on the electronic bulletin board of the Common Stock as reported by Bloomberg Financial Markets or, if no sale price is reported for the Common Stock by Bloomberg Financial Markets, the average of the bid prices of any market makers for the Common Stock as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price of the Common Stock cannot be calculated on such date on any of the foregoing bases, , the Market Value of the Common Stock shall be as fairly determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition, or other consolidation pursuant to which the Company is not the surviving entity, in which case the Market Value of the Common Stock shall be deemed to be the value received per share by the Company's common stockholders pursuant to such merger, acquisition or other consolidation.

     2. Exchange, Transfer and Replacement. (a) At any time prior to the exercise hereof, this Certificate may be exchanged upon presentation and surrender to the Company, alone or with other Certificates of like tenor of different denominations registered in the name of the same Holder, for another Certificate or Certificates of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the Certificate or Certificates surrendered.

          (b) Replacement of Warrant Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant Certificate of like tenor.

          (c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant Certificate in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant Certificate shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes and the Holders' income taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrant Certificates pursuant to this Section 2.

          (d) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant Certificate or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant Certificate (the "Warrant Register"), in which the Company shall record the name and address of the person in whose name this Warrant Certificate has been issued, as well as the name and address of each permitted transferee and each prior owner of this Warrant Certificate.

     3.   Rights and Obligations of Holders of this Certificate.  The Holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of some or all of the
Warrants, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Certificate, together with a duly executed Purchase Form, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such



share certificate.

     4.   Adjustments.

          (a) Stock Dividends, Reclassifications, Recapitalizations, Etc. In the event the Company: (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant Certificate may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

          (b) Cash Dividends and Other Distributions. In the event that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in
Section 4(a), (y) any rights, options, warrants or securities described in
Section 4(c) and (z) any cash dividends or other cash distributions from current earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant Certificate shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant Certificate immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be such Current Market Value (as hereinafter defined) per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution. No adjustment shall be made pursuant to this Section 4(b) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant Certificate or increasing the Exercise Price.

          (c)  Rights Issue.  In the event that at any time or from time to



time the Company shall issue rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock to all holders of Common Stock (other than in connection with the adoption or implementation of a shareholder rights plan by the Company or in connection with existing or future employee stock option plans approved by the Board of Directors of the Company) without any charge, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that as of the record date for such issuance is less than the then Current Market Value per share of Common Stock, the number of shares of Common Stock issuable upon the exercise of each Warrant Certificate shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant Certificate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrant or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, option, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this
Section 4(c) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise or each Warrant Certificate or of increasing the Exercise Price.

          (d) Combination: Liquidation. (i) Except as provided in Section 4(d)(ii) below, in the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant Certificates the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant Certificate been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof). Unless paragraph (ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination, if it is other than the Company, will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. The provisions of this Section 4(d)(i) shall similarly apply to successive Combinations involving any Successor Company. "Combination" means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               (ii) In the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the



Holders shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant Certificates, as if the Warrant Certificates had been exercised immediately prior to such event, less the Exercise Price. In case of any Combination described in this Section 4(d)(ii), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly following the consummation of such combination or at the time of such dissolution, liquidation or winding-up with an agent or trustee for the benefit of the Holders of the funds, if any, necessary to pay to the Holders the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Company is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrant Certificates.

          (e) Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant Certificates is adjusted, as herein provided, the Company shall deliver to the holders of the Warrant Certificates in accordance with Section 10 a certificate of the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of Warrant Certificates after giving effect to such adjustment.

          (f) Purchase Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Company's most recent periodic report filed under the Exchange Act) at an effective purchase price per share which is less than the fair market value of the Common Stock on the trading day next preceding such issue or sale, then in each such case, the Exercise Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such fair market value or, Exercise Price as the case may be, then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon



exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 4(d), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustment.

In the event of any such issuance for a consideration which is less than such fair market value and also less than the Exercise Price then in effect, than there shall be only one such adjustment by reason of such issuance, such adjustment to be that which results in the greatest reduction of the Purchase Price computer as aforesaid.

          (g) Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, within the time limits specified below, send to each Holder a notice of such proposed action or offer. Such notice shall be mailed to the Holders at their addresses as they appear in the Warrant Register (as defined in Section 2(d)), which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the number of shares of Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant Certificate and the Exercise Price after giving effect to any adjustment pursuant to Section 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

          (h)  Current Market Value.  "Current Market Value" per share of
Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), (a) the value of the security, determined in good faith by the Board of
Directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an affiliate of the Company or between any two such Persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred within the six-month period, the value of the security as determined in good faith by the Board of Directors of the Company or (ii) if the security



is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the common Stock is being traded (each, a "Trading Day") during the period commencing ten (10) Trading Days before such date and ending on the date one trading day prior to such date, or if the security has been registered under the Exchange Act for less than ten (10) consecutive Trading Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Trading Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least five (5) Trading Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

          (i) Other Adjustments. If the event of any other transaction of the type contemplated by this Section 4, but not expressly provided for by the provisions hereof, the Board of Directors of the Company will make appropriate adjustment in the Exercise Price so as to equitably protect the rights of the Holder.

          (j) No Impairment of Holder's Rights. The Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, except as contemplated hereby, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

     5.   Company's Representations.

          (a) The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable (except as set forth in Wisconsin Statutes Section 180.0622(2)(b), as interpreted) and free from all taxes, liens, claims and encumbrances.

          (b) The Company covenants and agrees that it will at all times reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of all outstanding options, warrants and rights, including this Warrant Certificate.

          (c) The Company shall promptly secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant Certificate) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant Certificate; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the company issuable upon the exercise of this Warrant Certificate if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.



          (d) The Company has taken all necessary action and proceedings as required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the principal market on which the Common Stock is traded, for the legal and valid issuance of this Warrant Certificate to the Holder under this Warrant Certificate.

          (e) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable (except as set forth in Wisconsin Statutes Section 180.0622(2)(b), as interpreted). The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

          (f) With a view to making available to Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable efforts to, until such time as Holder may sell the Shares issuable upon exercise of this Warrant with out restriction under Rule 144:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

               (iii) be able to furnish and so furnish to any Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

     6. Registration Rights. The initial Holder is entitled to the benefit of such registration rights in respect of the Shares as are set forth in the Registration Rights Agreement dated as of December 31, 1997 by and between the Company and the Holder, including the right to assign such rights to certain assignees as set forth therein.

     7. Issuance of Certificates. Within three (3) trading days of receipt of a duly completed Election to Purchase form, together with this Certificate and payment of the Exercise Price, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Warrant, a certificate or certificates for the number of fully paid and non-assessable (except as set forth in Wisconsin Statutes Section 180.0622(2)(b), as interpreted) shares of Common Stock to which that holder shall be entitled on such exercise. In the event the shares of Common Stock are not timely delivered to the Holder, the Company agrees to (a) indemnify Holder for all damages, including consequential and special damages, lost profits and expenses, including reasonable legal fees, and (b) beginning on the fifth (5th) business day following the Company's receipt of a duly completed Election to Purchase form, pay a default premium of 2% per day of the value of underlying shares (based on the highest closing price during the two (2) day period



preceding the date of surrender of the Warrant Certificate). In lieu of issuance of a fractional share upon any exercise hereunder, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. Prior to registration of the resale of the shares of Common Stock underlying this Warrant Certificate, all such certificates shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the 1933 Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant Certificate.

     8. Disposition of Warrants or Shares. The Holder of this Warrant Certificate, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the 1933 Act. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the relevant terms and conditions contained in this Warrant Certificate.

     9. Merger or Consolidation. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant Certificate to be performed and observed by the Company.

     10. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 10):

If to the Company:

The Female Health Company
919 North Michigan Avenue
Suite 2208
Chicago, IL  60611
Telephone:  (312) 280-2281
Telecopy:  (312) 280-9204
Attention:  Ms. Mary Ann Leeper, Ph.D.

with a copy to:




Reinhart, Boerner, Van Deuren, Et.Al.
1000 North Water Street
PO Box 92900
Milwaukee, WI 53202-0900
Telephone: (414) 298-8311
Telecopy: (414) 298-8097
Attention:  Mr. David Krosner, Esq.

If to [HOLDER]

[HOLDER]
[HOLDER ADDRESS]

in each case with a copy to:

Shoreline Pacific Institutional Finance
3 Harbor Drive, Suite 211
Sausalito, CA  94965
Telephone: (415) 332-7800
Telecopy: (415) 332-7808
Attention:  General Counsel


Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed and submitted to the Company together with the original Warrant Certificate to be exercised and payment of the Exercise Price in a manner set forth in this Section.

     11. Governing Law. This Warrant Certificate and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of New York without giving effect to the conflicts of laws provisions. The Holder hereby irrevocably consents to the venue and jurisdiction of the State and Federal Courts located in the State of New York, County of New York.

     12. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     13. Headings. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

     14. Severability. If any provision of this Warrant Certificate is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant Certificate, and the balance hereof shall be interpreted as if such provision were so excluded.

     15. Modification and Waiver. This Warrant Certificate and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

     16. Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant Certificate were not performed in accordance with



their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant Certificate and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

     17. Assignment. This Warrant Certificate may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant Certificate and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant Certificate to the Holder to evidence that portion of this Warrant Certificate, if any as shall not have been so transferred or assigned.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]



IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

                         THE FEMALE HEALTH COMPANY



Date:  12/31/97               By:    M.A. Leeper
                              Name:  M.A. Leeper
                              Title:  President



                          SCHEDULE OF WARRANT HOLDERS


               Holder                        Number of Shares

          JMG Capital Partners, L.P.                  60,000

          Triton Capital Investments, Ltd.            60,000

          Professional Edge Fund, L.L.C.             120,000



                             ELECTION TO PURCHASE

                         To Be Executed by the Holder
                     in Order to Exercise the Common Stock
                         Purchase Warrant Certificate

     The undersigned Holder hereby elects to exercise _______ of the Warrants represented by the attached Common Stock Purchase Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for securities be issued in the name of:

          __________________________________________________________
                    (Please type or print name and address)
          __________________________________________________________
          __________________________________________________________
          __________________________________________________________
                      (Social Security or Tax Identification Number)
and delivered to:______________________________________________________________
_____________________________________________________________________________ .
          (Please type or print name and address if different from above)

If such number of Warrants being exercised hereby shall not be all the Warrants evidenced by the attached Common Stock Purchase Warrant Certificate, a new Common Stock Purchase Warrant Certificate for the balance of such Warrants shall be registered in the name of, and delivered to, the Holder at the address set forth below.

     [In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of [The Female Health Company.] or [The undersigned elects cashless exercise in accordance with Section 1(b) of the Common Stock Purchase Warrant Certificate.]


                              HOLDER:


Dated:___________________
By:_____________________________________
                              Name:
                              Title:
                              Address:__________________________________
                              _________________________________________
                              _________________________________________



                              FORM OF ASSIGNMENT
                  (To be signed only on transfer of Warrant)



For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase ______ shares of Common Stock of The Female Health Company, a Wisconsin corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of The Female Health Company, a Wisconsin corporation, with full power of substitution of premises.


Dated: _____________________       By:  ______________________________________
                                   Name:
                                   Title:
                                        (signature must conform to name
                                        of holder as specified on the fact
                                        of the Warrant)

                              Address: ________________________________
                                   _________________________________
                                   _________________________________

Signed in the presence of :


____________________________________